UNIT PURCHASE AGREEMENT

between

JET FUEL, LLC

(the “Purchaser”),

and

MIDDLE WILGAT LLC

(the “Seller”)

Dated as of November 25, 2015

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (this “Agreement”), dated as of November 25, 2015 effective November 30, 2015 (the “Effective Date”), is made by and among JET FUEL, LLC, a Kentucky limited liability company (the “Purchaser”) and MIDDLE WILGAT LLC, a Delaware limited liability company (the “Seller”). Certain capitalized terms used in this Agreement are defined in Section 1.1 hereof

RECITALS

WHEREAS, the Seller now owns, or shall by the Closing Date own, all of the outstanding membership units in GATLING LLC, a West Virginia limited liability company (“Gatling”), GATLING OHIO LLC, a Delaware limited liability company (“Gatling Ohio”) and MEIGS POINT DOCK LLC, a Delaware limited liability company (“Meigs Point Dock”) (together, the “Company”) (and with all of the outstanding membership units of the Company being the “Units”), which constitutes all of the issued and outstanding Equity Securities, as defined herein, of the Company; and

WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, all of the issued and outstanding Equity Securities of the Company upon the terms and subject to the conditions of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Defined Terms.

As used herein, the terms below shall have the following meanings:

“Action” means any action, order, writ, injunction, judgment or decree or any claim, suit, litigation, proceeding, dispute, arbitration, mediation, inquiry, audit, assessment or investigation, or any similar event, occurrence or proceeding.

“Affiliate” means, with respect to any Person (the “referent Person”), any Person that, directly or indirectly, controls the referent Person, any Person that the referent Person controls, or any Person or entity that is under common control with the referent Person. For purposes of the preceding sentence, the term “control” means the power, direct or indirect, to direct or cause the direction of the management and policies of a Person through voting securities, by contract or otherwise.

“Ancillary Agreements” means the other agreements attached (or forms of which are attached) as exhibits or schedules to this Agreement, including without limitation, the Loan Agreements, and any document, certificate or instrument delivered pursuant hereto.

“Assets” means, with respect to the Company, all of the Company’s right, title and interest in and to all properties, assets and rights of any kind, whether tangible or intangible, real or personal and constituting, or used or useful in connection with, or related to, the business of the Company owned by the Company or in which the Company has any interest, including without limitation all of Company’s right, title and interest in (a) all accounts and notes receivable (whether current or noncurrent), refunds, deposits, prepayments or prepaid expenses (including without limitation any prepaid insurance premiums) of the Company, (b) all Cash held by the Company, (c) all rights and obligations under the Contracts, (d) all rights and obligations under the Leases, (e) all owned Facilities, (f) all Leased Property, (g) all Improvements, (h) all Fixtures and Equipment, (i) all Inventory, (j) all Books and Records, (k) all Proprietary Rights relating to the business of the Company, (l) all Permits, (m) all computers and software, (n) all Insurance Policies, (o) all available supplies, customer, supplier and distributor lists, telephone and fax numbers and purchasing records related to the business of the Company, (p) all rights under or pursuant to all warranties, representations and guarantees made by vendors, contractors or suppliers in connection with the Assets or services furnished to the Company pertaining to the business of the Company or affecting the Assets, (q) all deposits and prepaid expenses of the Company, (r) all Equity Securities held by the Company, (s) all claims, causes of action, causes in action, rights of recovery and rights of set-off of any kind, against any Person, including without limitation any liens, security interests, pledges or other rights to payment or to enforce payment in connection with products delivered by the Company on or prior to the Closing Date, and (t) all goodwill.

“Asset Retirement Obligation” means any asset retirement obligation of the Company for the past and future coal mining activities.

“Balance Sheet” means the unaudited balance sheet of the Company, dated the Closing Date, together with the notes thereto, if any.

“Books and Records” means, with respect to the Company, all books, records, lists, ledgers, financial data, files, reports, product and design manuals, maps, engineering data, plans, drawings, technical manuals and operating records of every kind pertaining to the Company, or the Assets, in whatever form, including, without limitation, all (a) corporate books and records of the Company, (b) disk or tape files, printouts, runs or other computer-based information and the Company’s, interest in all computer programs required to access, and the equipment containing, all such computer-based information, (c) business and marketing plans, (d) environmental control records, and (e) sales, customer maintenance, and supplier and production records.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized by Law or executive order to remain closed.

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“Cash” means, with respect to the Company, cash and cash equivalents (including marketable securities and short term investments and checks received by the Company prior to the Closing Date).

“Cessation Accrual” means the accounting accrual recorded by the Company for future costs associated with the Company’s cessation of mining operations.

“Closing Date” means December 20, 2015, or such other date as of which all of the conditions set forth in Articles VII and VIII shall have been satisfied or duly waived but in no event later than December 31, 2015.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means, as to any Person, all proprietary and confidential manufacturing, financial, marketing, operational, organizational, know-how, customer, vendor, technical and other data relating to the business of such Person, including, without limitation, all correspondences, memoranda, notes, summaries, analyses, compilations, forecasts, studies, models, extracts of and documents and records reflecting, based upon or derived from Confidential Information, regardless of who prepares it, as well as all copies and other reproductions thereof, whether in writing or stored or maintained in or by electronic, magnetic or other means, media or devices.

“Contract” means, with respect to the Company, as applicable, any agreement, contract, lease, sublease, note, loan, evidence of indebtedness, indenture, guarantee, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, sublicense, instrument, obligation, commitment, purchase and sales order, quotation and other executory commitment to which the Company is a party or that relates to the businesses of the Company, or its Assets, whether oral or written, express or implied, and that pursuant to its terms has not expired, terminated or been fully performed by the parties thereto.

“Earnest Money” shall have the meaning set forth in Section 2.1(c) of this Agreement.

“Effective Date” shall mean November 30, 2015.

“Employee Benefit Plans” means all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

“Encumbrance” means any claim, lien, judgment, pledge, escrow, option, Liability, charge, easement, restrictive covenant, security interest, deed of trust, right of first refusal, mortgage, right-of-way, encroachment, building or use restriction, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of Law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent or conditional sales agreement or other title retention agreement or lease in the nature thereof or the filing of, or agreement to give any financing statement, under the Laws of any jurisdiction.

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“Environmental Claims” means, with respect to the Company’s Facilities, all accusations, allegations, notices of violation, liens, claims, demands, suits, or causes of action for any damage, including, without limitation, personal injury, property damage (including, without limitation, any depreciation or diminution of property values), lost use of property or consequential damages arising directly or indirectly out of Environmental Conditions or Environmental Laws. By way of example only (and not by way of limitation), Environmental Claims include (a) violations of or obligations under any contract related to Environmental Laws or Environmental Conditions between the Company and any other person, (b) actual or threatened damages to natural resources, (c) claims for nuisance or its statutory equivalent, (d) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, responses or remedial actions under any Environmental Laws, (e) requirements to implement “corrective action” pursuant to any order or permit issued pursuant to the Resource Conservation and Recovery Act, as amended, or similar provisions of applicable state Law, (f) claims related to Environmental Laws or Environmental Conditions for restitution, contribution, or indemnity, (g) fines, penalties or liens of any kind against property related to Environmental Laws or Environmental Conditions, (h) claims related to Environmental Laws or Environmental Conditions for injunctive relief or other orders or notices of violation from federal, state or local agencies or courts, and (ix) with regard to any present or former employees, claims relating to exposure to or injury from Environmental Conditions.

“Environmental Conditions” means, with respect to the Company, the state of the environment, including natural resources (e.g., flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping or threatened release of Hazardous Substances by the Company, or any of its predecessors or successors in interest, or by their respective Representatives when in such capacity on behalf of the Company. With respect to Environmental Claims by third parties, Environmental Conditions also include the exposure of Persons to Hazardous Substances at the work place or the exposure of Persons or property to Hazardous Substances migrating from or otherwise emanating from or located on property owned or occupied by the Company.

“Environmental Laws” means any and all international, federal, state, local or foreign Laws, statutes, ordinances, regulations, treaties, policies, guidance, rules, judgments, orders, writs, court decisions or rule of common law, stipulations, injunctions, consent decrees, Permits, restrictions and licenses, which (a) regulate or relate to the protection or cleanup of the environment; the use, treatment, storage, transportation, handling, disposal or release of Hazardous Substances, the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources; or the health and safety of Persons or property, including protection of the health and safety of employees; or (b) impose liability or responsibility with respect to any of the foregoing, including CERCLA, or any other law of similar effect.

“Equity Securities” means (a) Units or other equity securities or interests, (b) subscriptions, calls, warrants, options or commitments of any kind or character relating to, or entitling any Person to purchase or otherwise acquire, any Units or other equity securities or interests and (c) securities convertible into or exercisable or exchangeable for Units or other equity securities or interests.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to Company, any entity (whether or not incorporated) that is (or at any relevant time was) a member of a “controlled group of corporations” with, under “common control” with, a member of an “affiliated service group” with, or otherwise required to be aggregated with, the Company, as set forth in Section 414(b), (c), (m) or (o) of the Code.

“Facilities” means, with respect to the Company, all mines, offices, coal mining and preparation facilities, warehouses, coal stockpiles and storage areas, mine infrastructure, beltlines, conveyors, administration buildings and all parcels of real property and related facilities currently owned, leased or operated by the Company, all as identified or listed on Schedules 3.4(a) and 3.4(b).

“Financial Statements” means the Year End Financial Statements and the Interim Financial Statements.

“Fixtures and Equipment” means, with respect to the Company, all of the furniture, fixtures, furnishings, machinery, mobile equipment, computer hardware, appliances, vehicles and other personal property currently owned or leased by the Company, wherever located (including all warranty rights with respect thereto), including any such fixtures and equipment in the possession of any of the Company’s respective suppliers or other vendors, and all spare parts and supplies related thereto.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Entity” means any nation, federal, state, county municipal, local or foreign government, or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government.

“Hazardous Substances” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, including without limitation, any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives.

“Improvements” means any buildings, roofs and structural elements thereof and any systems and facilities included therein (including, but not limited to, building systems, heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water), parking lots, paving and parking equipment, other structures and improvements, and fixtures located on, under or in any Facility.

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“Initial Deposit” shall have the meaning set forth in Section 2.1(c) of this Agreement.

“Insurance Policies” means the insurance policies listed in Schedule 3.13.

“Intellectual Property Rights” means all (a) U.S. and foreign patents and patent applications and disclosures relating thereto (and any patents that issue as a result of those patent applications), and any renewals, reissues, reexaminations, extensions, continuations, continuations-in-part, divisions and substitutions relating to any of the patents and patent applications, as well as all related foreign patent and patent applications that are counterparts to such patents and patent applications, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof, (c) U.S. and foreign copyrights and rights under copyrights, whether registered or unregistered, including moral rights, and any registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) rights in databases and data collections (including knowledge databases, customer lists and customer databases) under the laws of the United States or any other jurisdiction, whether registered or unregistered, and any applications for registration therefor, (f) trade secrets and other rights in know-how and confidential or proprietary information (including any business plans, designs, technical data, customer data, traffic data, financial information, pricing and cost information, bills of material, or other similar information), (g) URL and domain name registrations, (h) inventions (whether or not patentable) and improvements thereto, (i) all claims and causes of action arising out of or related to infringement or misappropriation of any of the foregoing, and (j) other proprietary or intellectual property rights now known or hereafter recognized in any jurisdiction.

“Interim Financial Statements” means (a) the balance sheet of the Company as of September 30, 2015, and (b) the related statements of income, changes in members’ equity and cash flows of the Company for the period from January 1, 2015 to September 30, 2015.

“Inventory” means, with respect to the Company, (a) all mine supplies, parts and other products owned by the Company for use in the Ordinary Course of Business or otherwise under the control of the Company or carried on the books of the Company for use by the Company and (b) all office supplies and similar materials of the Company.

“Knowledge of Seller” means, with respect to a particular matter, the actual knowledge of Duane Blankenship and Shawn Ray.

“Law” means any federal, state, local or foreign law, statute, code, ordinance, rule, regulation, order, judgment, writ, stipulation, award, injunction, decree or arbitration award or finding.

“Leases” means, with respect to the Company, as applicable, all of the leases or subleases for personal or real property to which the Company is a party or by which the Company is bound.

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“Liabilities” means any liability, loss, indebtedness, obligation, co-obligation, commitment, cost, expense, claim, damage, deficiency, guarantee or endorsement of or by any Person of any nature (whether direct or indirect, known or unknown, absolute or contingent, liquidated or unliquidated, due or to become due, accrued or unaccrued, matured or unmatured, or otherwise).

“Loan Agreements” shall mean (a) the Secured Promissory Note by and between Jet Fuel, LLC as Maker and Middle Wilgat LLC as Holder, in the form attached hereto as Exhibit A; (b) the Security Agreement by and between Jet Fuel, LLC, as Debtor and Middle Wilgat LLC, as Secured Party, in the form attached hereto as Exhibit B;; and (c) the Guaranty Agreement by Royal Energy Resources, Inc., as Guarantor, for the benefit of Middle Wilgat LLC, as Lender, in the form attached hereto as Exhibit C.

“Material Adverse Effect,” “Material Adverse Change” or a similar phrase means, with respect to the Company, any material adverse effect on or change with respect to (i) the business, operations, Assets (taken as a whole), Liabilities (taken as a whole), condition (financial or otherwise), results of operations or prospects of the Company, taken as a whole, (ii) the Company’s relations with its respective customers, suppliers and distributors, or (iii) the right or ability of the Seller or the Company to consummate any of the transactions contemplated hereby or by the Ancillary Agreements.

“Multiemployer Plan” means, with respect to the Company, any “multiemployer plan,” as defined in Section 4001(a)(3) or Section 3(37) of ERISA, which (a) the Company, or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, after September 25, 1980, maintained, administered, contributed to or was required to contribute to, or under which the Company, or any ERISA Affiliate may incur any Liability and (b) covers any employee or former employee of the Company, or any ERISA Affiliate (with respect to their relationship with any such entity).

“NRP Agreements” means agreements satisfactory to Purchaser with Natural Resource Partners, L.P. or its affiliates (“NRP”) for the mining of the coal reserves owned by NRP in the area of the Facilities and the operation of the conveyor systems owned by NRP that service such coal reserves.

“Ordinary Course of Business” means, with respect to a particular Person, any action taken by, or the conduct of, such Person that is: consistent with the past practices of such Person in timing, frequency and amount and otherwise taken in the ordinary course of the normal day-to-day operations of such Person; and similar in nature and magnitude to actions customarily taken by, or the conduct of, such Person, in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

“Organizational Documents” means the certificate of incorporation, articles of incorporation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement, operating agreement, joint venture agreement or other similar organizational document of any Person other than any individual (in each case, as amended to date).

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“Pension Plan” means, with respect to the Company, any “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that (a) the Company, or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the six years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which the Company, or any ERISA Affiliate may incur any Liability (including, without limitation, any contingent Liability) and (b) covers any employee or former employee of the Company, or any ERISA Affiliate (with respect to their relationship with any such entity).

“Permits” means, with respect to the Company, all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, or notifications to, any Governmental Entity, or any other Person, necessary or desirable for the past or current conduct of, or relating to the operation of the businesses of or the ownership of the Assets of, the Company.

“Permitted Encumbrances” means, with respect to the Company, (a) liens for Taxes (i) not yet due and payable, except for such Taxes to be prorated as stated in Section 9.6(a) herein, or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been reflected or reserved against on the Company Financial Statements, and (b) easements, rights-of-way, restrictions and other similar charges or encumbrances imposed on real property, in each case, which (i) do not interfere with the ordinary conduct of business of the Company, (ii) were not incurred in connection with any indebtedness, and (iii) do not materially detract from the value of the property upon which such encumbrance exists, in each case, if a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been reflected or reserved against on the Company Financial Statements

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or Governmental Entity or other entity.

“Pre-Closing Expenses” means any accounts payable of the Company incurred prior to the Closing Date or allocable to time periods prior to the Closing Date, but excluding the Asset Retirement Obligation and the Cessation Accrual.

“Proprietary Rights” means all (a) patents, patent applications, patent disclosures, all related continuation-in-part, divisional, reissue, reexamination, utility model, certificate of invention and design patents, registrations and applications for registration thereof, and other industrial property rights acquired or available under the Laws of any jurisdiction, (b) trademarks, trade names, trade dress, logos, corporate names, service marks, and registrations and applications for registration thereof together with related goodwill, (c) copyrights and registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof, (e) computer software (including without limitation, source code object code, interpreted code, Java byte code, firmware, middleware, programs, utilities, languages, subroutines or routines), date, databases, compilations, documentation, data processing systems, networks and network systems, website and other Internet and webcentric systems and properties, domain names, content contained on any Internet or intranet site, and descriptions, flowcharts and other work product used to design, plan, organize, and develop any of the foregoing, (f) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable rights, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, including, without limitation, all membership lists and databases and related information and profiles (which include all website and other content whether published by the members or otherwise), and internet domain names, (g) other proprietary rights relating to any of the foregoing (including, without limitation, remedies against infringements thereof and rights of protection of interest therein under the Laws of all jurisdictions), and (h) copies and tangible embodiments thereof owned or used by the Company in the business of the Company.

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“Purchaser’s Affiliates” means Jet Holdings, LLC and Royal Energy Resources, Inc.

“Representative” means, with respect to any Person, any officer, director, principal, attorney, employee, agent, consultant, accountant or other representative of such Person.

“Returns” means, with respect to any Taxpayer, any and all returns, reports, declarations, documents and information statements with respect to Taxes required to be filed by or on behalf of any Taxpayer with any Governmental Entity or Tax authority or agency, whether domestic or foreign, including, without limitation, consolidated, combined and unitary returns and all amendments thereto or thereof and any documents with respect to or accompanying requests for the extension of time in which to file any such returns, reports, declarations, documents and information statements.

“Second Deposit” shall have the meaning set forth in Section 2.1(c) of this Agreement.

“Tax(es)” means all taxes, estimated taxes, withholding taxes, assessments, levies, imposts, fees and other charges, including, without limitation, any interest, fines, penalties, additions to tax or additional amounts that have or may become payable in respect thereof, imposed by any foreign, federal, state or local government or taxing authority, whether computed on a separate, consolidated, unitary, combined or any other basis, which taxes shall include, without limitation, all income taxes, service, license and net worth taxes, payroll and employee withholding taxes, unemployment insurance, retirement, social security, sales and use taxes, value-added taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, transfer and recording taxes, workers’ compensation and other obligations of the same or of a similar nature.

“Taxpayer” means (a) the Company and each member of any group of corporations with respect to which the Company files or has filed a consolidated, combined or unitary Return.

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“Welfare Plan” means, with respect to the Company, any “employee welfare benefit plan” as defined in Section 3(1) of ERISA, which (a) the Company, or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which the Company, or any ERISA Affiliate may incur any Liability and (b) covers any employee or former employee of the Company, or any ERISA Affiliate (with respect to their relationship with any such entity).

“Year End Financial Statements” means (a) the balance sheets of the Company for each of the fiscal years ended December 31, 2010, 2011, 2012, 2013 and 2014, and (b) the related statements of income, changes in members’ equity and cash flows of the Company for each of the fiscal years ended December 31, 2010, 2011, 2012, 2013 and 2014.

1.2 Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement, (v) the word “including” means “including, without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, and (vii) the words “made available” means that the information referred to has been made available if requested by the party to whom such information is to be made available.

(b) References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(c) References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(d) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

(e) The annexes, schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

(f) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified and shall be counted from the day immediately following the date from which such number of days are to be counted.

(g) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

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ARTICLE II.
PURCHASE AND SALE OF THE EQUITY SECURITIES

2.1 Purchase and Sale of the Equity Securities

(a) Transfer of the Equity Securities. Upon the terms and subject to the conditions contained herein, on the Closing Date, the Seller shall sell, convey, transfer, assign and deliver to the Purchaser, and the Purchaser shall purchase and accept from the Seller, the Equity Securities of the Company, free and clear of any and all Encumbrances.

(b) Purchase Price for the Equity Securities. Upon the terms and subject to the conditions contained herein, as consideration for the purchase of the Equity Securities of the Company the Purchaser shall pay an aggregate amount equal to US$20,000,000.00 (Twenty Million Dollars) (the “Purchase Price”), payable as set forth in Section 2.3(c) below.

(c) Earnest Money Deposit. Prior to the execution of this Agreement, the Purchaser paid the amount of US$250,000 (Two Hundred Fifty Thousand Dollars) of the Purchase Price into a trust account designated by Seller (the “Initial Deposit”). Upon the execution of this Agreement, Purchaser has paid the additional amount of US$500,000 (Five Hundred Thousand Dollars) into a trust account designated by Seller (the “Second Deposit”) (with both the Initial Deposit and the Second Deposit together totaling Seven Hundred Fifty Thousand Dollars and being collectively referred to herein as the “Earnest Money”).

(d) Disposition of Earnest Money. In the event the transaction contemplated by this Agreement is consummated in accordance with the terms stated herein, the Earnest Money shall be applied to the Purchase Price to be paid by Purchaser at Closing pursuant to Section 2.3(b). In the event that this Agreement is terminated prior to the occurrence of a Closing hereunder, the Earnest Money shall be disbursed as follows:

(i) Initial Deposit. In the event the transactions contemplated herein fail to close for any reason whatsoever other than a failure or refusal on the part of Seller to close on the purchase and sale contemplated herein in violation of Seller’s obligations in this Agreement, then the Initial Deposit shall be paid to the Seller. If the transactions contemplated herein are not consummated as a result of Seller’s failure or refusal to close in violation of Seller’s obligations under this Agreement, then the Initial Deposit shall be refunded to Purchaser.

(ii) Second Deposit. In the event the transactions contemplated herein fail to close due to (A) a failure or refusal on the part of Seller to close on the purchase and sale contemplated herein in violation of Seller’s obligations in this Agreement, or (B) a failure or refusal on the part of Purchaser to close on the purchase and sale contemplated herein due to Purchaser’s failure to obtain the NRP Agreements, then the Second Deposit will be returned to Purchaser. In the event the transactions contemplated herein fail to close for any reason whatsoever other than those reasons set forth in clauses (A) and (B) of the immediately preceding sentence, then the Second deposit will be paid to Seller.

THE PARTIES HEREBY EXPRESSLY ACKNOLWEDGE THAT THE EXTENT OF DAMAGES TO SELLER CAUSED BY THE FAILURE OF THIS TRANSACTION TO BE CONSUMMATED WOULD BE EXTREMELY DIFFICULT TO ASCERTAIN AND THAT THE AMOUNT OF THE EARNEST MONEY IS A FAIR AND REASONABLE ESTIMATE OF SUCH DAMAGES UNDER THE CIRCUMSTANCES AND DOES NOT CONSTITUTE A PENALTY.

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(e) Jet Fuel Payment. Prior to the execution of this Agreement, Jet Fuel paid the total amount of US$1,000,000 (One Million Dollars) to Seller (the “Jet Fuel Payment”) pursuant to the terms of a letter agreement between Jet Fuel and Seller for the purchase by Jet Fuel of the Equity Securities of the Company, which purchase and sale was not consummated. The parties expressly acknowledge that Jet Fuel forfeited its right to the return of the Jet Fuel Payment under the terms of its letter agreement with Seller and that under no circumstances is the Jet Fuel Payment refundable under the terms of this Agreement. In the event the transaction contemplated by this Agreement is consummated in accordance with the terms stated herein, the Jet Fuel Payment shall be applied as a credit to the Purchase Price to be paid by Purchaser at Closing.

2.2 Closing.

Upon the terms and conditions set forth herein, and subject to Section 11.1, the closing (the “Closing”) of the transactions contemplated herein shall occur at 10:00 a.m. local time on the Closing Date at the offices of Bailey & Glasser, LLP, 209 Capitol Street, Charleston, West Virginia 25301 (or by the exchange of documents and instruments by mail, courier, facsimile or telecopy and wire transfer to the extent mutually acceptable to the parties hereto) or such other place or time agreed to by the Seller and the Purchaser.

2.3 Deliveries at Closing.

To effect the sale and purchase of the Equity Securities of the Company referred to in Section 2.1(a) and the delivery of the Purchase Price referred to in Section 2.1(b), the Seller and the Purchaser shall, on the Closing Date, deliver the following:

(a) Instruments of Possession. At the Closing, the Seller shall execute and deliver to the Purchaser a third amended and restated operating agreement for each of Gatling and Gatling Ohio and a second amended and restated operating agreement for Meigs Point Dock reflecting Purchaser as the sole member and owner of one hundred percent of the Equity Securities in Gatling, Gatling Ohio and Meigs Point Dock, together with any other documents and instruments, as shall be necessary or appropriate to warrant and vest in the Purchaser good and marketable right, title and interest in and to all of the Equity Securities of the Company free of any and all Encumbrances. At the Closing, the Seller shall execute and deliver to Purchaser any other documents as the Purchaser may reasonably request, including without limitation, any evidence of satisfaction by Purchaser of the conditions set forth in Article VI hereto.

(b) Purchase Price. Upon the terms and subject to the conditions contained herein, at the Closing, the Purchaser shall pay the Purchase Price at Closing as follows: (i) US$750,000 by application of the Earnest Money Deposit to the Purchase Price; (ii) US$1,000,000 by application of the Jet Fuel Payment to the Purchase Price; (iii) US$12,250,000 (Twelve Million Two Hundred Fifty Thousand Dollars) by wire transfer or certified bank check of immediately available funds to such account(s) as Seller may direct by wire transfer or certified bank check of immediately available funds to such account(s) as Seller may direct); and (iv) US$6,000,000 in the form of a senior secured promissory note, the form of which is attached hereto as Exhibit A and a security agreement, the form of which is attached hereto as Exhibit B and a Guaranty Agreement to be executed by Royal Energy Resources, Inc. as Guarantor in favor of Seller, the form of which is attached hereto as Exhibit C (collectively, the “Loan Agreements”).

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(c) Promissory Note Credit. In the event the Purchaser discovers any Pre-Closing Expenses that have not been satisfied by the Seller, the Purchaser shall notify the Seller of the amount of such expenses no later than three (3) months after the Closing, and provide Seller all documentation evidencing the Pre-Closing Expenses, and the Seller shall either pay such Pre-Closing Expenses directly or shall, at Seller’s election, give the Purchaser a deduction to the principal balance due under the Promissory Note in the amount of such Pre-Closing Expenses (but shall not change any scheduled payments of principal or interest due under the Promissory Note until such principal balance (minus any deductions given under this Section) and all accrued interest have been paid in full. Seller shall have no liability to pay or to give Purchaser a credit toward the principal balance due under the Promissory Notes for any Pre-Closing Expenses with respect to which Purchaser first gives notice to Seller more than three (3) months after the Closing.

(d) Permit and Bond Transfer Applications. At the Closing, the Purchaser shall deliver copies to Seller of all necessary bond and permit transfer applications and paperwork, with reasonable assurances that such bonds and permits will be transferred into Purchaser’s name, fully completed and executed for immediate submission to the West Virginia Division of Environmental Protection and the Ohio Department of Environmental Protection of the change of ownership of Gatling, Gatling Ohio and Meigs Point Dock and to replace the existing bonds securing all of the environmental permits held by these entities, such that Seller shall have the right to receive a refund of all bonds existing immediately prior to Closing.

2.4 Other Closing Matters.

Each of the parties shall take such other actions required hereby to be performed by it prior to or on the Closing Date, including, without limitation, satisfying the conditions set forth in Articles VII and VIII. Seller and Purchaser shall take all additional reasonable steps as may be necessary or desirable, to consummate the transactions contemplated by this Agreement, including, but not limited to, to ensure that the Purchaser is given possession of and good and marketable title to all of the Assets, free and clear of all Encumbrances, and operational control of the Assets and businesses of the Company as of the Closing Date.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES
OF SELLER REGARDING THE COMPANY

The Seller hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to the Purchaser, except as otherwise set forth in a written disclosure schedule (the “Disclosure Schedule”) delivered by the Seller to the Purchaser prior to the Closing Date, which contains Schedules numbered to correspond to various Sections of this Article III and which sets forth certain exceptions to the representations and warranties contained in this Article III and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered Schedule is a reference to that numbered Schedule that is included in the Disclosure Schedule.

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3.1 Organization of the Company.

(a) Organization. The Company is duly organized, validly existing and in good standing as a corporation under the Laws of the state of its formation and has full corporate power and authority to own, lease and operate its Assets and to conduct its business as it is now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under applicable Law as a result of the conduct of its business or the ownership of its Assets, except to the extent that the failure to be so qualified or in good standing has not had and would not reasonably be expected to have a Material Adverse Effect. Each jurisdiction in which the Company is qualified to do business as a foreign limited liability company is listed on Schedule 3.1(a). The Company has delivered to the Purchaser true, correct and complete copies of the Organizational Documents of the Company. The Company is not in default under or in violation of any provision of its Organizational Documents, and such Organizational Documents will continue in effect without further amendment until the Closing Date.

(b) Interests in Other Entities. The Company does not, directly or indirectly, own or have the right to acquire any equity interest of any other Person. The Company has not made any investment in or advance of cash or other extension of credit to any Person.

3.2 Due Authorization.

The Company has the requisite corporate or other entity, as applicable, power, capacity and authority, and has taken all action necessary, to execute and deliver this Agreement and each other Ancillary Agreement to which it is (or will be) a party, to consummate the transactions contemplated hereby and thereby and to perform all of its obligations contained herein and therein, and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement, each Ancillary Agreement to which it is (or will be) a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity. Each Ancillary Agreement to which the Company is (or will be) a party has been (or will be) duly executed and delivered by the Company, and is (or will be) a valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

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3.3 Capitalization and Ownership of Equity Securities.

(a) Capitalization. The authorized Units of each of Gatling, Gatling Ohio and Meigs Point Dock consist of 100 limited liability company membership units, all of which are issued and outstanding and owned, or will be owned by the Closing Date, by Seller. The authorized, issued and outstanding Equity Securities of the Company, together with the holders of such Equity Securities listed in the Company’s Books and Records, are set forth on Schedule 3.3(a). The Company has no other Units authorized, issued or outstanding and no other Equity Securities issued or outstanding. Schedule 3.3(a) sets forth a true and correct structure chart of the Company showing the ownership of the Company.

(b) Due Authorization and Valid Issuance; No Preemptive Rights, etc. All outstanding Equity Securities of the Company have been duly authorized and validly issued, are fully paid and nonassessable, were issued and sold in accordance with federal and applicable state securities Laws and were not issued in violation of any preemptive or other similar rights. There are no (i) outstanding subscriptions, warrants, options, calls, rights of first offer, rights of first refusal, tag along rights, drag along rights, subscription rights, conversion rights, exchange rights, or commitments or rights of any character relating to or entitling any Person to purchase or otherwise acquire any Equity Securities of the Company or requiring the Company to issue or sell any Equity Securities, (ii) obligations or securities having the right to vote on any matters on which the Seller may vote or convertible into or exchangeable for shares of any Equity Securities of the Company or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities, (iii) statutory preemptive rights or preemptive rights granted under the Organizational Documents of the Company, or (iv) stock appreciation rights, phantom stock, profit participation, or other similar rights with respect to the Company. There are no stockholder agreements, voting trusts, proxies or other agreements, instruments or understandings with respect to the purchase, sale, transfer or voting of the outstanding shares of Equity Securities of the Company. There are no Contracts under which the Company is obligated to repurchase, redeem, retire or otherwise acquire any Equity Securities of the Company. No Equity Securities of the Company are reserved for issuance. On the Closing Date, the Seller will own of record and beneficially all of the Equity Securities of the Company, free and clear of any and all Encumbrances. At the Closing, the Purchaser will acquire all of the Equity Securities of the Company free and clear of all Encumbrances.

3.4 Real Property and Personal Property

(a) Owned Real Property. Schedule 3.4(a) hereto sets forth all Facilities owned by the Company. Except as set forth on Schedule 3.4(a), with respect to each Facility owned by the Company, (i) the Company has good and marketable fee simple title to such Facility, free and clear of any and all Encumbrances other than Permitted Encumbrances, (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such Facility or any portion thereof or interest therein, and (iii) to the Knowledge of Seller, Seller has not received any written notice of (A) material violations of real property Laws, (B) existing, pending or threatened zoning, building code or other moratorium proceedings, or similar matters which could reasonably be expected to materially and adversely affect the ability to operate the Facilities owned by Company as currently operated.

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(b) Leased Real Property. Schedule 3.4(b) sets forth all Leases pursuant to which Facilities are leased by the Company (as lessee), true and correct copies of which have been delivered to or made available to the Purchaser. Such Leases constitute all leases, subleases or other occupancy agreements pursuant to which the Company occupies or uses the Facilities. Purchaser expressly acknowledges that, pursuant to that Partial Lease Termination Agreement effective January 29, 2014 by and between Appalachian Power Company, Central Coal Company and Ohio Power Company as Lessors and Gatling LLC as Lessee (“Partial Lease Termination”), Company surrendered a portion of the lease premises under that Restated and Supplemental Surface Lease and Operation Agreement dated December 22, 2005 by and among said Lessors and Lessee, as amended (the “Surface Lease”) totaling roughly 2.5 developed acres, as described on Schedule 3.4(b). Purchaser further acknowledges that pursuant to that Building and Improvement Removal Agreement dated January 29, 2014 between AEP West Virginia Transmission Company, LLC and Gatling LLC (“Removal Agreement”), Company removed the 7200 square foot modular office building, 1200 square foot storage building and 144 square foot storage shed from the surrendered portion of the Surface Lease premises, and that neither the surrendered portion of the Surface Lease Premises nor any of the buildings, structures or Improvements formerly situated thereon will be included among the Assets of the Company at Closing. Except as set forth on Schedule 3.4(b), the Company, has good and valid leasehold title to, and enjoys peaceful and undisturbed possession of, all leased property described in such Leases (the “Leased Property”), to which it is a party free and clear of any and all Encumbrances other than any Permitted Encumbrances which would not permit the termination of any Lease by the lessor thereof. Except as set forth on Schedule 3.4(b), the Leases are enforceable, the Seller (and to the Knowledge of the Seller, any counterparty) is not in breach of such Leases, and to the Knowledge of the Seller, no event has occurred that, with notice or lapse of time, would constitute a breach under the Leases, and to the Knowledge of the Seller, no party to the Leases has repudiated any provision of the Lease. Except as set forth on Schedule 3.4(b), with respect to each such parcel of Leased Property, (i) there are no pending or, to the Knowledge of the Seller, threatened Actions (including, without limitation condemnation proceedings or any other matter affecting the current or currently proposed use, occupancy or value) relating to such Leased Property or any portion thereof, (ii) the Company has not received written notice of any pending or threatened special assessment relating to such Leased Property and, there is no pending or threatened special assessment relating thereto, (iii) all payments for Leased Property have been paid and will be paid through the date of the Closing, and (iv) there is no pending or threatened termination of any of the Leases.

(c) Personal Property.

(i) Owned Personal Property. The Company has good and marketable title to all Fixtures, Equipment, supplies, Inventory and other personal property, including such items that are offsite, that are owned by it, free and clear of any and all Encumbrances, other than Permitted Encumbrances. With respect to each item of Fixtures, Equipment, supplies, Inventory and other personal property, including such items that are offsite, (A) there are no Leases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item, (B) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item or any portion thereof or interest therein, and (C) there are no parties who are in possession of or who are using any such item. Schedule 3.4(c)(i) sets forth all Fixtures and Equipment owned by Company.

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(ii) Leased Personal Property. The Company has good and valid leasehold title to all Fixtures and Equipment leased by it from third parties, free and clear of any and all Encumbrances, other than Permitted Encumbrances that would not permit the termination of the Lease thereof by the lessor. With respect to the Company, Schedule 3.4(c)(ii) sets forth all Leases for Fixtures and Equipment, true and correct copies of which shall be delivered to or made available to the Purchaser on or before Closing.

3.5 Material Contracts

(a) Schedule 3.5 lists each of the following contracts and agreements of Company, including all amendments, addendum and restatements (such contracts and agreements being “Material Contracts”):

(i) all material management contracts and contracts with independent contractors or consultants (or similar arrangements);

(ii) all leases with respect to the Leased Real Property;

(iii) all material contracts and agreements that limit or purport to limit the ability of Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(iv) all coal sales agreements, or purchase orders or commitments to sell or offer to sell coal;

(v) all transportation agreements, services agreements and other agreements relating to the operation of the Facilities;

(vi) all Personal Property leases as lessor or lessee;

(vii) all material contracts and agreements between or among the Company and any Affiliate of the Company or among the Seller (to the extent relating solely to the Company), and any Affiliate of Seller, and Seller represents and warrants that all contracts and agreements between the Company and Seller, any Affiliate of the Seller or Affiliate of the Company have been or will be terminated at the date of Closing without any liability to the Company;

(b) Except as disclosed on Schedule 3.5, each Material Contract (i) is valid and binding on Company and, to the Knowledge of Seller, the counterparties thereto, and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consent set forth in Section 3.7 is not obtained, shall continue in full force and effect without penalty or other adverse consequence. Except as disclosed in such Schedule 3.5, there have been no amendments or side or supplemental arrangements to or in respect of any such Material Contract. Seller has made all payments owed under any Material Contact and is not in default of any one Material Contract. The Company and the Seller has delivered to the Purchaser true and correct copies of all of the Material Contracts listed on Schedule 3.5.

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3.6 No Conflict or Violation.

None of the execution, delivery and performance of this Agreement or any Ancillary Agreement, compliance with any of the provisions hereof or thereof or the consummation of the transactions contemplated hereby and thereby, by the Seller or the Company will result in (a) a violation of or a conflict with any provision of the Organizational Documents of the Company, (b) except as set forth on Schedule 3.6, a violation of, conflict with, breach of, requirement of consent under, default under (with or without notice or passage of time), termination of, or acceleration of the performance required by, or the creation of any right of any party to accelerate, modify, terminate or cancel, any term or provision of, any Contract, indebtedness, Lease, Encumbrance, Permit, authorization, concession or other agreement to which the Company is a party or by which any of their respective Assets are bound, (c) a violation by the Company of any applicable Law, (d) an impairment of any material right of the Company under any Contract to which the Company is a party or by which its Assets are bound or under any Permit relating to the operation of its business or otherwise, or (e) an imposition of any Encumbrance, restriction or charge on any of the Assets or the businesses of the Company, except Permitted Encumbrances, or an imposition of any Encumbrance, restriction or charge on any of the Equity Securities of the Company.

3.7 Consents and Approvals

(a) Government Consents and Approvals. No consent, waiver, agreement, approval, Permit or authorization of, or declaration, filing, notice or registration to or with, or assignment by, any Governmental Entity is required to be made or obtained by any of the Seller or the Company in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby and thereby, other than (a) those consents, waivers, agreements, approvals, Permits, authorizations, declarations, filings, notices, registrations or assignments, that have been obtained or made, or will be obtained or made prior to the Closing Date, all of which are set forth on Schedule 3.7(a).

(b) Other Third Party Consents and Approvals. No consent, waiver, agreement, approval or authorization of, or declaration, filing, notice or registration to or with, or assignment by any Person that is not a Governmental Entity (including any party to any Contract of the Seller or the Company) is required to be made or obtained by any of the Seller or the Company in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby and thereby (including, without limitation, all required third party consents under the Contracts), other than those consents, waivers, agreements, approvals, authorizations, declarations, filings, notices, registrations or assignments, that have been obtained or made, or will be obtained or made prior to the Closing Date, all of which are set forth on Schedule 3.7(b).

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3.8 Financial Statements.

The Company shall deliver to the Purchaser the Financial Statements. The Financial Statements (i) are true and complete and have been prepared from, and in accordance with, the Books and Records and (ii) have been prepared in accordance with GAAP, consistently applied throughout the periods covered thereby and present fairly the financial position, assets and liabilities as of the dates thereof and the revenues, expenses, results of operations and cash flows of the Company for the periods covered then ended. The Financial Statements are in accordance with the books and records of the Company, and do not reflect any transactions which are not bona fide transactions. The Financial Statements make full and adequate disclosure of, and provision for, all obligations and liabilities of Company as of the date thereof. All of the Company’s revenues that have arisen in connection with the business and that are reflected on the Financial Statements shall have arisen only from bona fide transactions in the ordinary course of business.

3.9 Litigation.

Gatling Ohio is a party to that civil action styled Gatling Ohio LLC v. Allegheny Energy Service Corporation and Allegheny Energy Supply Company, LLC, Case No. 13CV006206, in the Court of Common Pleas, Franklin County, Ohio (the “Suit”) to enforce its rights under a now-expired coal sales agreement pursuant to which the defendants breached their obligation to purchase coal from Gatling Ohio. Purchaser acknowledges that Company assigned its interests in the Suit to a third party prior to Closing and that the Suit will not constitute an Asset of Company as of Closing. Seller agrees to indemnify, defend and hold Purchaser and the Company harmless from and against any claims against Purchaser or Company arising in the Suit. Except as disclosed on Schedule 3.9, there is no unresolved written allegation or charge, and there is no outstanding Action pending or threatened (i) against, relating to or affecting (a) the Company, or any of its properties, rights or Assets or its Equity Securities or (b) that relates to the transactions contemplated by this Agreement or by the Ancillary Agreements.

3.10 No Brokers.

Except as set forth on Schedule 3.10, none of the Seller or the Company, nor any of their respective agents, Representatives, holders of Equity Securities or Affiliates, has employed or made, or will enter into or make, any agreement, contract, arrangement or understanding with any broker, finder or similar agent or any Person that will result in any Liability of the Company or the Purchaser or any of their respective Affiliates, for any finder’s fee, brokerage fee or commission or similar payment in connection with the transactions contemplated hereby and by the Ancillary Agreements nor is there any claim by any Person, or any basis for a claim by any Person for any such finder’s fee, brokerage fee or commission or similar payment.

3.11 Employees.

Company has no employees as of the date of this Agreement and has not had any employees at any time in the five (5) years preceding the execution of this Agreement. Company has no Employee Benefit Plans. No material labor dispute exists or, to the Knowledge of the Seller, is imminent with respect to any of the employees of the Company or its subsidiaries which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that their relationships with their employees are good. No executive officer, to the Knowledge of the Seller, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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3.12 Tax Matters

Except as disclosed on Schedule 3.12, to the Knowledge of Seller, (a) Each Taxpayer has timely filed with the appropriate taxing authorities all Returns (including, without limitation, information reporting and related documents) in respect of Taxes required to be filed through the date hereof (taking into account any extension of time to file granted or obtained) and will timely file any such Returns required to be filed on or prior to the Closing Date, (b) all Taxes shown to be payable on such Returns have been paid or will be timely paid, (c) the Company has not received from any Governmental Authority any written notice of proposed adjustment, deficiency or underpayment, other than a proposed adjustment, deficiency or adjustment that has been satisfied by payment or settlement, or withdrawn and (d) there are no Tax liens on Company assets. The Company shall deliver to the Purchaser complete and accurate copies of federal, state and local income tax Returns of the Company for the years 2007 through and including 2014.

3.13 Insurance.

With respect to the Company, Schedule 3.13 sets forth all policies of, or binders for business interruption, fire, property, casualty, crime, directors and officers, liability, title, worker’s compensation, product liability, errors and omissions and other forms of insurance (including, without limitation, bond and surety arrangements) to which the Company is a party, a named insured or otherwise the beneficiary of coverage or which are maintained by the Company, including:

(a) the name, address, and telephone number of the agent;

(b) the name of the insurer, the name of the policyholder, and the name of each covered insured;

(c) the policy number, the effective date, the expiration date and the period of coverage; and

(d) a description of the scope and amount of coverage, any annual premiums as of the date hereof and any pending claims thereunder.

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Seller represents and warrants that all premiums or other forms of payment for such policies are current and will be current through the date of Closing and such policies will remain effective through the date of Closing.

3.14 Environmental Matters.

(a) To the Knowledge of Seller, except as disclosed on Schedule 3.14, (a) Company is in material compliance with all applicable Environmental Laws, and (ii) there are no written claims pursuant to any Environmental Law pending or, to the Knowledge of Seller, threatened, against Company, except to the extent the same would not reasonably be expected to have a Material Adverse Effect. The Seller has provided the Purchaser with all correspondence, notices, demands, pleadings, orders or documents of any nature relating to the Company’s compliance with Environmental Laws, alleging a breach of Environmental Laws, or seeking damages, fines or penalties arising out of or relating to an alleged breach of Environmental Laws.

(b) Purchaser acknowledges that (a) the representations and warranties contained in this Section 3.14 are the only representations and warranties being made with respect to compliance with or liability under Environmental Laws or with respect to any environmental, health or safety matter, including natural resources, related in any way to Company or the Assets and (b) no other representation or warranty, express or implied, is being made with respect thereto.

3.15 As-Is Sale.

Except for any express warranties set forth in this Article III, Company makes no representations or warranties with respect to compliance with or Liability under any Environmental Laws or with respect to any environmental, health or safety matter and the Assets are being transferred to and accepted by Purchaser AS-IS, WHERE-IS, WITH ALL FAULTS (other than as expressly set forth herein), and without any representation or warranty, express or implied with respect to the condition thereof.

3.16 No Other Agreements to Sell the Assets or Units of the Company.

Other than sales of coal in the Ordinary Course of Business, none of the Seller or the Company has an obligation of any kind or nature, absolute or contingent, to any other Person to (a) sell or effect a sale of all or any of the Assets, (b) sell or effect a sale of any Equity Security of the Company, (c) effect any merger, consolidation or other reorganization of, or other business combination involving, the Company, or (d) enter into any Contract or cause the entering into a Contract with respect to any of the foregoing.

3.17 Disclaimer of Seller. COMPANY, INCLUDING ALL OF COMPANY’S ASSETS, IS BEING SOLD ON AN “AS IS”, “WHERE IS” BASIS AS OF THE CLOSING AND IN ITS CONDITION AS OF CLOSING WITH “ALL FAULTS” AND, NONE OF THE SELLER, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES MAKE OR HAVE MADE AND PURCHASER ACKNOWLEDGES THAT IT HAS NOT RELIED ON ANY OTHER STATEMENT, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF COMPANY OR ANY OF ITS ASSETS, (EXCEPT THE SPECIFIC AND EXPRESS WARRANTIES OF THE SELLER AS SET FORTH IN ARTICLES III AND IV AND THE DISCLOSURE SCHEDULES THERETO), WITH RESPECT TO (I) MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (II) THE OPERATION OF THE FACILITIES BY THE PURCHASER AFTER THE CLOSING OR (III) THE PROBABLE SUCCESS OR PROFITABILITY OF COMPANY AFTER THE CLOSING AND (B) NONE OF THE SELLER, ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES OR REPRESENTATIVES WILL HAVE OR BE SUBJECT TO ANY LIABILITY OR INDEMNIFICATION OBLIGATION TO THE PURCHASER OR TO ANY OTHER PERSON RESULTING FROM THE DISTRIBUTION TO THE PURCHASER, ITS AFFILIATES OR REPRESENTATIVES OF, OR THE PURCHASER’S USE OF, ANY INFORMATION, RELATING TO COMPANY, AND ANY INFORMATION, DOCUMENTS OR MATERIAL MADE AVAILABLE TO THE PURCHASER, WHETHER ORALLY OR IN WRITING, IN CERTAIN “DATA ROOMS,” MANAGEMENT PRESENTATIONS, FUNCTIONAL “BREAK OUT” DISCUSSIONS, RESPONSES TO QUESTIONS SUBMITTED ON BEHALF OF THE PURCHASER OR IN ANY OTHER FORM IN THE COURSE OF ANY INDEPENDENT INVESTIGATION CONDUCTED BY THE PURCHASER OR OTHERWISE IN EXPECTATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXCEPT IN THE EVENT OF AN INTENTIONAL, FRAUDULENT MISREPRESENTATION OF A MATERIAL FACT BY SELLER. ANY SUCH OTHER REPRESENTATION OR WARRANTY IS HEREBY EXPRESSLY DISCLAIMED INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATIONS AND WARRANTIES AS TO THE FOLLOWING:

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(a) any dimensions or specifications of any of the Assets or the mineability, washability, volume, location, quantity or quality, access to or recoverability, of coal or reserves in, on or under the Facilities or the feasibility of any mine plans; or

(b) pricing or value assumptions, or estimates attributable to the Assets, or the ability or potential of the Assets for mining purposes or the projected income or expenses for the Assets, including any estimate and appraisal of the extent and value of the coal seams, mining rights and reserves; or

(c) the geological or engineering condition of any of the Assets, including soundness, stability or surface or strata support.

WITHOUT LIMITING THE FOREGOING, AS OF THE CLOSING DATE, THE PURCHASER SHALL HAVE INSPECTED OR WAIVED ITS RIGHT TO INSPECT THE ASSETS FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THE CONDITION OF THE ASSETS. SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE III, THE PURCHASER SHALL ASSUME ALL DEFECTS IN AND ALL RISKS ASSOCIATED WITH THE ASSETS. THE INTENT OF THIS DISCLAIMER IS NOT TO LIMIT THE LIABILITY OF ANY THIRD PARTY INDEPENDENT CONTRACTOR.

3.18 Corrupt Practices.

Neither the Company, nor to the Knowledge of the Seller, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

3.19 Patents and Trademarks.

Except as set forth on Schedule 3.19, the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The Company has not received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company violates or infringes upon the rights of any Person. To the Knowledge of Seller, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.20 Material Changes; Undisclosed Events, Liabilities or Developments.

Since the date of the latest Interim Financial Statements, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) Pre-Closing Expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate. No event, liability or development has occurred or exists with respect to the Company or their respective business, properties, operations or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made.

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ARTICLE IV.
ADDITIONAL REPRESENTATIONS AND WARRANTIES
OF THE SELLER

The Seller hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to the Purchaser, except as otherwise set forth on the Disclosure Schedule delivered by the Seller to the Purchaser prior to the Closing Date, which contains Schedules numbered to correspond to various Sections of this Article IV and which sets forth certain exceptions to the representations and warranties contained in this Article IV and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered Schedule is a reference to that numbered Schedule that is included in the Disclosure Schedule.

4.1 Organization and Authorization of the Seller.

(a) Organization. The Seller is an entity duly created, formed or organized, validly existing and in good standing under the Laws of the state of its formation, and has full power and authority as such an entity to own, lease and operate its assets and to conduct its business as it is now conducted. The Seller is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which such qualification is necessary under the applicable Law as a result of the conduct of its business or the ownership or leasing of its assets, except to the extent that the failure to be so qualified or in good standing would not adversely affect the ability of the Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements.

(b) Authorization. The Seller has the requisite corporate or other entity, as applicable, power, capacity and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and each other Ancillary Agreement to which it is (or will be) a party, to consummate the transactions contemplated hereby and thereby and to perform all of its obligations contained herein and therein, and no other corporate proceedings on the part of such Seller are necessary to authorize the execution, delivery and performance of this Agreement, each Ancillary Agreement to which it is (or will be) a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and upon their execution each of the Ancillary Agreements to which it is (or will be) a party shall have been, duly executed and delivered by the Seller and this Agreement is, and upon their execution each of such Ancillary Agreements shall be, a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally or (ii) general principles of equity, whether considered in a proceeding at law or in equity.

4.2 Ownership of Equity Securities.

The Seller has, or by Closing will have, good and marketable title to, and owns of record and beneficially, the outstanding shares of Equity Securities of the Company set forth next to its name on Schedule 4.2, free and clear of any and all Encumbrances, voting restrictions, restrictions on transfer, charges or claims, and has full right and power and authority to deliver such Equity Securities as herein agreed. Schedule 4.2 also sets forth the address, state of residence and federal tax identification number (or social security number, as applicable) of the Seller as of the date hereof. The Seller is not a party to any contract or agreement with respect to any Equity Securities of the Company, including, but not limited to, any contract or agreement that could require the Seller to sell, transfer, or otherwise dispose of any Units, other than this Agreement and the Ancillary Agreements.

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4.3 No Conflict or Violation.

None of the execution, delivery and performance of this Agreement or any Ancillary Agreement, compliance with any of the provisions hereof or thereof or the consummation of the transactions contemplated hereby and thereby, by Seller will result in (a) a violation of or a conflict with any provision of the Organizational Documents of Seller, (b) a violation of, conflict with, breach of, requirement of consent under, default under (with or without notice or passage of time), termination of, or acceleration of the performance required by, or the creation of any right of any party to accelerate, modify, terminate or cancel, any term or provision of, any contract, indebtedness, lease, encumbrance, permit, authorization, concession or other agreement to which the Seller is a party or by which any of its Assets are bound, (c) a violation by the Seller of any applicable Law, or (d) an imposition of any Encumbrance, restriction or charge on any of the Equity Securities of the Company.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby, as of the date hereof and as of the Closing Date, the following representations and warranties to the Seller, except as otherwise set forth the Disclosure Schedule delivered by the Purchaser to the Seller prior to the Closing Date, which contains Schedules numbered to correspond to various Sections of this Article V and which sets forth certain exceptions to the representations and warranties contained in this Article V and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered Schedule is a reference to that numbered Schedule that is included in the Disclosure Schedule.

5.1 Organization.

The Purchaser is duly organized, validly existing and in good standing as a corporation under the laws of the State of its formation.

5.2 Authorization.

The Purchaser has the requisite corporate power, capacity and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and each other Ancillary Agreement to which it is (or will be) a party, to consummate the transactions contemplated hereby and thereby and to perform all of its obligations contained herein and therein, and no other corporate proceedings on the part of the Purchaser are necessary to authorize the execution, delivery and performance of this Agreement, each Ancillary Agreement to which it is (or will be) a party and the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and upon their execution each of the Ancillary Agreements to which it is (or will be) a party shall have been, duly executed and delivered by the Purchaser, and this Agreement is, and upon their execution each of such Ancillary Agreements shall be, a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors rights generally or (b) general principles of equity, whether considered in a proceeding at law or in equity.

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5.3 Governmental Consents and Approvals.

No consent, waiver, agreement, approval, permit or authorization of, or declaration, filing, notice or registration to or with, or assignment by, any Governmental Entity is required to be made or obtained by the Purchaser in connection with the execution, delivery and performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby and thereby, other than (a) those consents, waivers, agreements, approvals, Permits, authorizations, declarations, filings, notices, registrations or assignments, that have been obtained or made, or will be obtained or made prior to the Closing Date, all of which are set forth on Schedule 5.3, (b) where failure to obtain or make such consent, waiver, agreement, approval, permit, authorization, declaration, filing, notice, registration or assignment, would not prevent or materially delay the consummation by the Purchaser of the transactions contemplated by this Agreement and the Ancillary Agreements, and (c) as may be necessary as a result of any facts or circumstances relating solely to the Seller, the Company or any of their Affiliates.

5.4 No Brokers.

None of the Purchaser or any of its officers, directors, employees, holders of Equity Securities or Affiliates, has employed or made, or will enter into or make, any agreement, contract, arrangement or understanding with any broker, finder or similar agent or any Person that will result in any Liability of Seller or any of its Affiliates, for any finder’s fee, brokerage fee or commission or similar payment in connection with the transactions contemplated hereby and by the Ancillary Agreements, nor is there any claim by any Person, or any basis for a claim by any Person for any such finder’s fee, brokerage fee or commission or similar payment.

5.5 No Conflict or Violation.

Assuming that all consents, approvals, authorizations and other actions described in Section 5.3 have been obtained and all filings and notifications listed on Schedule 5.3 have been made and any applicable waiting period has expired or been terminated, none of the execution, delivery and performance of this Agreement or any Ancillary Agreement, compliance with any of the provisions hereof or thereof or the consummation of the transactions contemplated hereby and thereby, by the Purchaser will result in (a) a violation of or a conflict with any provision of the Organizational Documents of the Purchaser, (b) a violation of, conflict with, breach of, requirement of consent under, default under (with or without notice or passage of time), termination of, or acceleration of the performance required by, or the creation of any right of any party to accelerate, modify, terminate or cancel, any term or provision of, any contract, indebtedness, lease, encumbrance, permit, authorization, concession or other agreement to which the Purchaser is a party or by which any of its Assets are bound, or (c) a violation by the Purchaser of any applicable Law, except, in the case of clause (b), to the extent that such violations, conflicts, breaches, defaults or other matters would not adversely affect the ability of the Purchaser to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Ancillary Agreements.

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5.6 Sufficient Funds.

The Purchaser has sufficient funds necessary to pay, in cash, that portion of the Purchase Price due in cash on the Closing Date and to perform the Purchaser’s other obligations under this Agreement (including all fees and expenses related to the transactions contemplated by this Agreement and payable by the Purchaser). Upon the consummation of such transactions, (a) the Purchaser will not be insolvent, (b) the Purchaser will not be left with unreasonably small capital, (c) the Purchaser will not have incurred debts beyond its ability to pay such debts as they mature and (d) the capital of the Purchaser will not be impaired. Purchaser acknowledges that its obligations under this Agreement are not contingent or conditioned in any manner on obtaining any financing.

5.7 Investment Purpose.

The Purchaser is acquiring the Units solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution thereof other than in compliance with all applicable Laws, including United States federal securities laws. The Purchaser agrees that the Units may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of without registration under the United States Securities Act and any applicable state securities laws, except pursuant to an exemption from such registration under the United States Securities Act and such laws. The Purchaser is able to bear the economic risk of holding the Units for an indefinite period (including total loss of its investment), and (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risk of their investment

5.8 Litigation.

There is no unresolved written allegation or charge, and there is no outstanding Action pending or threatened or anticipated (or any basis therefore) that relates to the transactions contemplated by this Agreement or by the Ancillary Agreements.

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5.9 Investigation by Purchaser.

Purchaser acknowledges that it has conducted its own independent investigation and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company, which investigation, review and analysis was done by Purchaser and its Affiliates and/or Representatives. Purchaser acknowledges that it has had a full and fair opportunity to conduct such review, investigation, physical inspection and testing of the Assets of the Company, including without limitation, the Facilities and the Leased Real Property, as Purchaser deems necessary or advisable in connection with its acquisition of Company pursuant to this Agreement, and Purchaser has satisfied itself as to the condition of the Assets. In entering into this Agreement, Purchaser acknowledges that it has relied solely upon the aforementioned investigation, review and analysis and has not relied on any factual representations, statements or opinions of Seller or its Representatives (except the specific and express warranties of the Seller set forth in Articles III and IV and the Disclosure Schedules thereto), including factual representations or opinions stated by the Seller or its Representatives during the course of the independent investigation, whether given orally or in writing. Purchaser hereby agrees and acknowledges that (a) other than the express warranties and representations made in Articles III and IV, none of the Seller, its Affiliates or its Representatives make or have made, and Purchaser has not and will not rely upon, any representation or warranty, express or implied, with respect to the Company or its Assets as to (i) merchantability or fitness for any particular use or purpose, (ii) the operation of the Company or its business by Purchaser after Closing, or (iii) the probable success or profitability of Company or its business after Closing, and (b) except in the event of any intentional, fraudulent misrepresentation of a material fact by Seller, none of Seller, its Affiliates or its Representatives will be subject to any liability to Purchaser or to any other Person resulting from the distribution to Purchaser, its Affiliates or Representatives of, or Purchaser’s use of, any information relating to the Company, its business or the Assets, and any information, documents, or material made available to Purchaser, whether orally or in writing, in certain “data rooms”, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Purchaser or in any other form during the independent investigation or otherwise in expectation of the transactions contemplated by this Agreement. Purchaser acknowledges that by proceeding with the Closing on its purchase of the Company, it will forever waive all claims against Seller or its Affiliates related to the condition of the Assets, including without limitation, all claims based on Environmental Conditions, and shall assume all defects in and all risks associated with the Assets.

5.10 Purchaser’s Knowledge.

Purchaser does not know of any fact, matter or occurrence or thing that would, or with the passage of time could, make or render any representation or warranty of Seller true or incorrect in any respect.

ARTICLE VI.
COVENANTS OF THE PURCHASER, THE COMPANY AND THE SELLER

6.1 General.

The Company and the Purchaser covenant and agree that from the date of this Agreement through the Closing:

(b) quired Actions. The Company shall, and the Seller shall cause the Company to, operate its respective businesses in the Ordinary Course of Business, and shall not take any action inconsistent therewith, with this Agreement, with the Ancillary Agreements or with the consummation of the transactions contemplated hereby and thereby. Without limiting the generality of the foregoing, the Company shall, and the Seller shall cause the Company to:

(i) maintain its corporate existence;

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(ii) preserve its business organizations and properties intact, normal wear and tear excepted, including its present operations and physical facilities;

(iii) have in effect and maintain at all times all insurance of the kinds, in the amounts and with the insurers as is presently in effect;

(iv) keep in working condition and good order and repair all of the Assets and other properties of the Company, normal wear and tear excepted;

(v) maintain its Books and Records and accounts in its usual, regular and ordinary manner and post all entries therein promptly in compliance with accepted practice and all applicable Laws;

(vi) pay and discharge when due all Taxes, assessments and governmental charges imposed upon it or any of its properties, or upon the income or profit therefrom, and as set forth in Section 9.6;

(vii) comply with all Laws applicable to its Assets and its business consistent with past practice; and

(viii) meet its obligations under all Contracts.

(b) Prohibited Actions. Prior to the Closing, without the prior written consent of the Purchaser, the Company shall not (i) enter into any business other than the Company’s business as it is presently being conducted, (ii) engage in any practice, or take, or fail or omit to take, any action or enter into any transaction that would (y) impair or prevent the Company from consummating the transactions contemplated by this Agreement and by the Ancillary Agreements or (z) cause or result in any of the representations and warranties set forth in Articles III and IV to be untrue at any time after the date hereof through the Closing Date or (iii) enter into any Contract to do any of the foregoing.

(c) Investigation by the Purchaser. The Company shall, and shall cause its counsel, accountants and other Representatives to, allow the Purchaser, its employees, Affiliates, counsel, accountants and other Representatives, during regular business hours upon reasonable notice, to make such inspection of the Assets, businesses and operations of the Company, and to inspect and make copies of Contracts, Books and Records and all other documents and information requested by the Purchaser, including, without limitation, historical financial information concerning the business of the Company, and to meet with the Company’s designated Representatives. The Company shall furnish to the Purchaser promptly upon request (a) all additional documents and information with respect to the affairs of the Company relating to their business and (b) access to the Company’s accountants and counsel as the Purchaser, or its counsel, accountants and other Representatives, may from time to time reasonably request and shall instruct such accountants and counsel to cooperate with the Purchaser, and to provide such documents and information as the Purchaser and its Representatives may reasonably request.

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6.2 Cooperation; Consents.

Each of the parties hereto covenants and agrees, upon the terms and conditions contained herein, to (a) cooperate with the other parties hereto and to pursue diligently and in good faith and use efforts to, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective the transactions contemplated hereby and by the Ancillary Agreements and to put the Purchaser in possession of all of the Equity Securities and in final control of the Company, and its Assets, and (b) execute any documents, instruments or conveyances of any kind that may be necessary or reasonably be deemed advisable to carry out any of the transactions contemplated hereby and by the Ancillary Agreements. Without limiting the generality of the foregoing, each party hereto shall use commercially reasonable efforts to (a) obtain at the earliest practicable date all consents, approvals, Permits, authorizations, exemptions and waivers from federal, state, local and foreign governmental and regulatory agencies, authorities and bodies and other persons or entities required to be obtained by it and necessary or advisable to authorize, approve or permit the performance by such party of its obligations hereunder and under each other agreement and instrument referred to herein or contemplated hereby, including, without limitation, all such consents, approvals, authorizations, exemptions and waivers listed on Schedule 3.7, (b) defend and cooperate with each other in any defending of legal proceedings, whether judicial or administrative and whether brought derivatively or on behalf of third parties, challenging this Agreement and/or the agreements referred to herein or contemplated hereby or the consummation of the transactions contemplated hereby or thereby, (c) give all notices to, and make all registrations and filings with, third parties, including, without limitation, submissions of information requested by governmental authorities, and (d) fulfill all other conditions to this Agreement. The Seller and the Purchaser agree that, in the event that any consent, approval or authorization necessary or desirable to preserve for the Company any right or benefit under any Lease, license, Contract, commitment or other agreement or arrangement to which the Company is a party is not obtained prior to the Closing, the Seller will, subsequent to the Closing, cooperate with the Purchaser or the Company in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, the Seller shall use commercially reasonable efforts to provide the Purchaser or the Company, as the case may be, with the rights and benefits of the affected Lease, license, Contract, commitment or other agreement or arrangement for the term of such Lease, license, Contract or other agreement or arrangement, and, if the Seller provides such rights and benefits, the Company, shall assume the obligations and burdens thereunder.

6.3 Regulatory Approvals.

Each party will give any notices to, make any filings with, and use commercially reasonable efforts to obtain any consents of Governmental Authorities, if any, required or reasonably deemed advisable pursuant to any applicable Law in connection with the transactions contemplated by this Agreement, and to use good faith efforts to agree jointly on a method to overcome any objections by any Governmental Authority to such transactions.

6.4 Notification of Certain Matters.

The Seller and the Company shall give prompt written notice to the Purchaser of (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the execution, delivery or performance of this Agreement, any Ancillary Agreement or the transactions contemplated herein and therein and (b) any notice or other communication from any federal, state, local or foreign governmental or regulatory authority, agency, department, body or instrumentality in connection with this Agreement, any Ancillary Agreement or the transactions contemplated herein and therein.

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6.5 Confidentiality; Publicity.

Except as may be required by Law, stock exchange regulations or as otherwise expressly contemplated herein, no party or their respective Affiliates and Representatives will disclose to any third party the existence of this Agreement, the subject matter or terms hereof or any Confidential Information concerning the business or affairs of any other party which it may have acquired from such party in the course of pursuing the transactions contemplated hereby without the prior written consent of Seller, the Company or Purchaser as the case may be, which consent shall not be unreasonably withheld; provided, however, any party may disclose any such Confidential Information as follows: (a) to such party’s Affiliates and its or its Affiliates’ employees, lenders, counsel, or accountants, the actions for which the applicable party will be responsible; (b) to comply with any applicable Law or order, provided that prior to making any such disclosure the party making the disclosure notifies the other party of any Action of which it is aware that may result in disclosure and uses its best efforts to limit or prevent such disclosure; (c) to the extent that the Confidential Information is or becomes generally available to the public through no fault of the party or its Affiliates making such disclosure; (d) to the extent that the same information is in the possession of the party making such disclosure prior to receipt of such Confidential Information; (e) to the extent that the party that received the Confidential Information independently develops the same information without in any way relying on any Confidential Information; or (f) to the extent that the same information becomes available to the party making such disclosure on a nonconfidential basis from a source other than a party or its Affiliates, which source, to the disclosing party’s knowledge, is not prohibited from disclosing such information by a legal, contractual, or fiduciary obligation to the other party. If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of the Confidential Information concerning the other party as the parties that have provided such information may reasonably request.

6.6 Supplements to Schedules.

From time to time prior to the Closing Date Seller will promptly amend or supplement the Disclosure Schedules with respect to any matters required to be set forth therein. To the extent Seller amends or supplements any of the Disclosure Schedules and Purchaser elects to proceed with the Closing, Purchaser will not have the right to claim any breach of representation or warranty with respect to any failure to disclose any matter set forth on such amended or supplemental Disclosure Schedule; provided that such Disclosure Schedules do not contain any untrue statement of a material fact or omit to state any material fact relevant to Purchaser’s decision to proceed with Closing.

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ARTICLE VII.
CONDITIONS TO THE SELLER’S OBLIGATIONS

The obligations of the Seller to sell the Equity Securities of the Company to the Purchaser on the Closing Date and to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Seller in accordance with Section 11.5:

7.1 Representations, Warranties and Covenants.

All representations and warranties of the Purchaser contained in this Agreement shall be true and correct (a) in all respects, if such representations and warranties are qualified by materiality or similar terms and phrases and (b) in all material respects, if such representations and warranties are not qualified by materiality or similar terms and phrases at and as of the date hereof and the Closing Date, as though such representations and warranties were made on the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which representations and warranties shall continue on the Closing Date to have been true and correct as of such specific date or time). The Purchaser shall have performed all obligations arising under agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

7.2 No Proceedings or Litigation.

No Actions by any Governmental Entity or any Person shall have been instituted or threatened for the purpose of enjoining or preventing, or that question the validity or legality of, the transactions contemplated hereby and by the Ancillary Agreements and that could reasonably be expected to damage any Seller materially if the transactions contemplated hereby and thereby are consummated.

7.3 Closing Deliveries.

The Seller shall have received, at or prior to the Closing, the following:

(a) a certificate executed by the Secretary or an Assistant Secretary of the Purchaser certifying as of the Closing Date (i) a true and correct copy of the Organizational Documents of the Purchaser and (ii) a true and correct copy of the resolutions of the board of directors of the Purchaser authorizing the execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions contemplated hereby;

(b) certificates of the Secretary of State of the state of Purchaser’s organization certifying the good standing of Purchaser;

(c) a certificate executed by an officer of the Purchaser certifying that, as of the Closing Date, the conditions set forth in Section 7.1 have been satisfied;

(d) the Purchase Price payable in immediately available funds at Closing;

(e) the executed Loan Agreements; and

(f) Permit and Bond Transfer Applications. At the Closing, the Purchaser shall deliver copies to Seller of all necessary bond and permit transfer applications and paperwork, fully completed and executed for immediate submission to the West Virginia Division of Environmental Protection and the Ohio Department of Environmental Protection of the change of ownership of Gatling, Gatling Ohio and Meigs Point Dock and to replace the existing bonds securing all of the environmental permits held by these entities, such that Seller shall have the right to receive a refund promptly after Closing of all bonds existing immediately prior to Closing.

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ARTICLE VIII.
CONDITIONS TO THE PURCHASER’S OBLIGATIONS

The obligations of the Purchaser to purchase the Equity Securities of the Company and to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser in accordance with Section 11.5:

8.1 Representations, Warranties and Covenants.

Each of the representations and warranties contained in Article III and Article IV shall be true and correct (a) in all respects, if such representations and warranties are qualified by materiality or similar terms and phrases and (b) in all material respects, if such representations and warranties are not qualified by materiality or similar terms and phrases at and as of the date hereof and the Closing Date, as though such representations and warranties were made on the Closing Date (except for representations and warranties that expressly speak only as of a specific date or time other than the Closing Date, which representations and warranties shall continue on the Closing Date to have been true and correct as of such specific date or time). The Company and the Seller shall have performed all obligations under this Agreement that by the terms hereof are to be performed by it on or before the Closing Date.

8.2 Consents.

All consents, waivers, agreements, approvals, Permits or authorizations of, or declarations, filings, notices or registrations to or with, or assignments by Governmental Entities and other Persons required to consummate the transactions set forth herein or contemplated hereby or by the Ancillary Agreements or required under any Laws or for the operation of the businesses of the Company after the Closing as they are now conducted and presently proposed to be conducted, including without limitation those consents identified on Schedule 3.6 hereof, shall have been made or obtained.

8.3 No Proceedings or Litigation.

No Actions by any Governmental Entity or any other Person shall have been instituted or threatened for the purpose of enjoining or preventing, or that question the validity or legality of, the transactions contemplated hereby or by the Ancillary Agreements and that could reasonably be expected to damage the Purchaser or have a Material Adverse Effect on the value of the Equity Securities or the Assets, business or operations of the Company if the transactions contemplated hereby and thereby are consummated, including any Material Adverse Effect on the right or ability of the Purchaser to own, operate or transfer the Company after the Closing. There shall not be any Law or order in effect that makes the acquisition of the Equity Securities of the Company contemplated hereby illegal or otherwise prohibited or that otherwise may have a Material Adverse Effect on the Company.

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8.4 Instruments of Possession.

The Seller shall have executed and delivered the instruments of possession pursuant to Section 2.3(a).

8.5 Closing Deliveries

The Purchaser shall have received, at or prior to the Closing, the following:

(a) a certificate executed by the Seller certifying that, as of the Closing Date, (i) the conditions set forth in Section 8.1 have been satisfied and (ii) such other certificates of the Seller, the officers of the Company and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by the Purchaser;

(b) a certificate executed by the Secretary of the Seller certifying as of the Closing (A) a true and correct copy of the Organizational Documents and all amendments thereto, of the Company and (B) a true and correct copy of the resolutions of the members or shareholders of the Seller, and the Board of Directors of the Seller, authorizing the execution, delivery and performance of this Agreement and each Ancillary Agreement, as applicable;

(c) copies of the Organizational Documents of the Company and all amendments thereto, certified as of a recent date by the Secretary of State of the state of the Company’s, organization;

(d) certificates of the Secretary of State of the state of the Company’s organization, as applicable, certifying the good standing of the Company, as applicable;

(e) any consents required to be obtained by the Company, or the Seller;

(f) physical possession of all membership unit records of the Company certified as true and correct and complete by the Secretary of the Company;

(g) physical possession of the minute books and corporate seals of the Company; and

(h) physical possession of (A) all Books and Records, whether in print, digital, audio or some other format, tangible Assets, Permits, policies, Contracts or other instruments owned by or pertaining to the Company that are in the possession of the Seller and (B) all other documents and certificates, whether in print, digital, audio or some other format, (x) required to be delivered to the Purchaser pursuant to the terms of this Agreement and (y) as may be reasonably requested by the Purchaser prior to the Closing Date.

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8.6 NRP Agreements.

The Purchaser shall have obtained the NRP Agreements.

8.7 Tax Matters.

The Seller and the Company shall have provided the Purchaser with an affidavit, stating, under penalty of perjury, the Seller’s United States taxpayer identification number and that the Seller is not a non-resident alien for United States federal income tax purposes, pursuant to Section 1445(b)(2) of the Code (or any similar provision of state or other tax law).

ARTICLE IX.
ACTIONS BY THE SELLER, THE PURCHASER AND THE COMPANY
AFTER THE CLOSING

9.1 Books and Records.

Each of the Seller and the Purchaser agree that each will cooperate with and make available to the other party, during normal business hours, all Books and Records and Representatives retained and remaining in existence after the Closing Date that are necessary in connection with any tax inquiry, audit, investigation or dispute, any Action or any other matter (a “Matter”) requiring such Books and Records or Representatives for any reasonable business purpose. All such Books and Records relating to any such Matter shall be retained by the Seller and the Purchaser until the earlier of (a) seven (7) years or (b) the later of the expiration of the relevant statute of limitations with respect to any such Matter or until the termination of any Action with respect to such Matter. The party requesting access to any such Books and Records or Representatives shall bear all of the out-of-pocket costs and expenses (including, without limitation, attorneys’ fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing access to such Books and Records and Representatives. In the event it is determined that any Books and Records of Company are still in Seller’s possession after Closing and Purchaser has not received the original or a copy thereof, Seller will promptly deliver the original of any such Books and Records (or a copy thereof, if the original is not available) to Purchaser.

9.2 Survival.

(a) All representations and warranties of Seller set forth in Articles III and IV shall survive for a period of six (6) months after the Closing Date.

(b) Notwithstanding the termination of this Agreement, the covenants and agreements of the parties contained herein that by their terms are to be performed after the Closing shall survive the Closing in accordance with their respective terms, provided that the covenants contained in Article IX, in the event no term is specified in such covenant, shall survive the Closing indefinitely.

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9.3 Further Assurances.

The Purchaser and the Seller shall use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and by the Ancillary Agreements (including, without limitation, satisfying the closing conditions in Articles VII and VIII hereto). Following the Closing, Seller and Purchaser agree to execute such documents, instruments or conveyances and take such actions as may be requested by their respective counsel and otherwise cooperate with each other, and their respective Affiliates and Representatives in connection with any action that may be necessary, proper or advisable to carry out the provisions hereof or transactions contemplated hereby and by the Ancillary Agreements, including, without limitation, providing any notices required to advise any Governmental Authority having jurisdiction over any of the Company’s Permits of the change in ownership and control of the Company as of Closing.

9.4 Consents Not Obtained by Closing.

No less than 15 days prior to the Closing, the Seller shall provide the Purchaser with all contracts requiring the Company’s consent, approval, authorization or Permit. The Seller and the Purchaser agree that, in the event that any consent, approval, authorization or Permit necessary or desirable to preserve for the Company any right or benefit under any Lease, license, Contract, commitment or other agreement or arrangement to which the Company is a party or counterparty is not obtained prior to the Closing, the Seller will, subsequent to the Closing, cooperate with the Purchaser and the Company in attempting to obtain such consent, approval, authorization or Permit as promptly thereafter as practicable. If such consent, approval, authorization or Permit cannot be obtained, the Seller shall use commercially reasonable efforts to provide the Purchaser or the Company, as the case may be, with the rights and benefits of the affected Lease, license, Contract, commitment or other agreement or arrangement for the term of such Lease, license, Contract or other agreement or arrangement, and, if the Seller provides such rights and benefits, the Company shall assume the obligations and burdens thereunder.

9.5 Litigation Support.

So long as any party hereto has disclosed a list of all active Actions against said party and is actively contesting or defending against any Action in connection with (a) any transaction contemplated under this Agreement or the Ancillary Agreements or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction involving the Company, the Assets or the business and operations of the Company, each of the other parties will cooperate with such party and its counsel in the contest or defense, make available its Representatives, and provide such testimony and access to its Books and Records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification hereunder). The covenant contained in this Section 9.5 shall not apply if one or more parties to this Agreement have an adverse Action against another one or more parties to this Agreement, but shall apply equally with respect to any Ancillary Agreement and shall not be in lieu of or otherwise limit the indemnification obligations of the parties pursuant to Article X hereof.

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9.6 Taxes.

(a) Seller shall timely file with the appropriate taxing authorities all Returns (including, without limitation, information reporting and related documents) in respect of any federal, state and local Taxes, including, without limitation, income Taxes; withholding of income Taxes; payroll Taxes (such as FICA, FUTA, State withholding, local withholding and the like); workers’ compensation; unemployment insurance; Federal Excise Tax; and West Virginia Coal Mining Assessment and Special 2 Cent Per Ton Tax, and any penalties and interest on such Taxes for Company for the 2014 tax year (taking into account any extension of time to file granted or obtained) and shall be liable for the payment of all Taxes shown to be payable on such Returns for said 2014 tax year. Seller shall pay all 2014 real estate Taxes and assessments, any delinquent Taxes and assessments, including penalty and interest, and all other real estate Taxes for prior tax years which are a lien on the Closing Date; in addition, the Seller shall pay such for the 2015 tax year payable in 2016 to be prorated to the date of closing and computed, if undetermined, on the basis of the last certified tax rate and valuation. If such assessment is not available for the year in question, Real Estate Taxes shall be pro-rated, at the request of either party, when the amount thereof can be ascertained and the provisions hereof shall survive the Closing. If increased Real Estate Taxes are, after Closing, determined to be due for the year in which Closing occurs, then each party shall be obligated for the payment of its pro-rata share of such additional Real Estate Taxes.

(b) Seller and Purchaser shall cooperate with one another to file with the appropriate tax authorities all Returns (including, without limitation, information reporting and related documents) in respect of any federal, state and local Taxes, including, without limitation, income Taxes; withholding of income Taxes; payroll Taxes (such as FICA, FUTA, State withholding, local withholding and the like); workers’ compensation; unemployment insurance; Federal Excise Tax; and West Virginia Coal Mining Assessment and Special 2 Cent Per Ton Tax for Company for the 2015 tax year (taking into account any extension of time to file granted or obtained), with Seller being liable for the payment of all Taxes shown to be payable on such Returns for the Company for all periods of the 2015 tax year prior to Closing, and with Purchaser to be liable for the payment of all Taxes shown to be payable on such Returns for the Company for all periods of the 2015 tax year on and after Closing.

(c) Seller is to pay or remain liable for any federal, state and local taxes, including, without limitation, income Tax; withholding of income Taxes; payroll Taxes (such as FICA, FUTA, State withholding, local withholding and the like); workers’ compensation; unemployment insurance; Federal Excise Tax; West Virginia Coal Mining Assessment and Special 2 Cent Per Ton Tax, and any penalties and interest on any such Taxes that are the obligation of GATLING LLC, GATLING OHIO LLC, and MEIGS POINT DOCK LLC before transfer of ownership to Purchaser, including amounts that are assessed and/or claimed owed with respect to such periods prior to Closing at any time after Closing.

(d) Except as otherwise provided in Section 9.6(a), 9.6(b) and 9.6(c), Seller shall have no liability for the payment of any Taxes of Company of any kind whatsoever on and after Closing.

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9.7 Replacement of Permit Bonds.

Immediately on and after Closing, Purchaser will submit all necessary paperwork and take all other necessary action to obtain cash bonds to replace all existing bonds securing all of the environmental permits held by Gatling LLC, Gatling Ohio LLC and Meigs Point Dock LLC, and Seller shall have the right to receive a refund or return of the existing bonds. Purchaser acknowledges that the existing bonds total approximately $3.6 million.

9.8 Valuation and Reserve Reports.

Seller, on behalf of itself and its Affiliates, hereby consents to the Company’s retention of any firms retained at any time to perform valuations or reserve reports of any of the Company’s owned or leased assets, and waives any conflict of interest that may exist by virtue of the Company’s continued retention of such firms. To the extent not already owned by the Company, the Seller, on behalf of itself and its Affiliates, hereby grants the Company a perpetual, royalty-free license to use any data developed or created to develop any valuations of reserve reports of the Company’s owned or leased assets, including any survey data, measurements, core samples, assay test results, etc.

ARTICLE X.
INDEMNIFICATION

10.1 Indemnification

(a) Indemnification by Purchaser. If the Closing shall occur, the Purchaser shall indemnify, save and hold the Seller, each of the Seller’s respective Affiliates, and each of their respective directors, officers, employees, successors, transferees and assignees, and Representatives (each, a “Seller Party”), harmless from and against any and all claims, suits, actions, judgments, expenses, fees (including attorney’s fees and court costs) or damages of any kind whatsoever (“Damages”) claimed against or incurred by the Company on and after Closing (each, a “Seller Claim”) so long as such Seller Claim does not relate to Seller’s gross negligence, fraud or other bad acts. In no event shall Purchaser be required to indemnify any Seller Party under this provision for any Damages for which Seller is required to indemnify Purchaser pursuant to any other provision of this Agreement.

(b) Indemnification by Seller. If the Closing shall occur, in the event Seller breaches any of its representations and warranties contained in this Agreement, and provided that Purchaser makes a written claim for indemnification against Seller within the survival period set forth in Section 9.2(a) for the representations and warranties, then Seller will indemnify Purchaser from and against any damages actually incurred by Purchaser as a result of such breach; provided, however, that Seller’s aggregate liability to indemnify Purchaser for any such damages shall in no event exceed one hundred thousand dollars ($100,000).

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(c) Defense of Claims.

(i) If a claim for any Damages (a “Claim”) is to be made by a person entitled to indemnification hereunder (an “Indemnified Party”), the person claiming such indemnification shall give written notice (a “Claim Notice”) to the person from whom indemnification is sought (the “Indemnifying Party”) (A) as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to Damages for which indemnification may be sought under this Section 10.1 and (B) in the case of the assertion of a claim (whether pursuant to a lawsuit or other legal action or otherwise) or the commencement of any Action by a third party (together, a “Third-Party Claim”), upon receipt of written notice of the Third-Party Claim.

(ii) In the case of a Third-Party Claim, if the Indemnifying Party shall acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be obligated to indemnify the Indemnified Party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then the Indemnifying Party shall be entitled and, if it so elects, shall be obligated at its own cost, risk and expense, to participate in or take control of the defense and investigation of such Third-Party Claim (unless (x) the Indemnifying Party is also a party to such Third-Party Claim and the Indemnified Party determines in good faith, upon the advice of outside counsel, that a conflict of interest exists between the Indemnified Party and the Indemnifying Party with respect to such Third-Party Claim or (y) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend such Third Party-Claim and provide indemnification with respect to such Third-Party Claim) and to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld or delayed.

(iii) In the event the Indemnifying Party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 10.1(c), the Indemnified Party may participate in the investigation, trial and defense of such Third-Party Claim.

(iv) If the Indemnifying Party fails to notify the Indemnified Party in writing of its election to assume the defense of such Third-Party Claim in accordance with this Section 10.1 within 30 days after receipt of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party’s cost, risk and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the Indemnifying Party; provided that such Third-Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section10.1 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any and all Damages by reason of such settlement or judgment so long as such settlement (a) involves only the payment of monetary Damages by the Indemnifying Party, (b) does not include any injunctive or non-monetary obligations on the Indemnified Party, and (c) does not involve the admission of any facts or liability on the part of the Indemnified Party.

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10.2 Exclusive Remedy, etc.

Except for actions grounded in fraud or deceit, the parties hereto acknowledge and agree that from and after the Closing, the indemnification provisions in this Article X shall be the exclusive remedy of Purchaser with respect to the transactions contemplated by this Agreement. With respect to actions grounded in fraud or deceit, (A) the right of a party to be indemnified and held harmless pursuant to this Article X shall be in addition to and cumulative of any other remedy of such party at law or in equity and (B) no such party shall, by exercising any remedy available to it under this Article X, be deemed to have elected such remedy exclusively or to have waived any other remedy, whether at law or in equity, available to it.

10.3 Payment.

With respect to Third Party Claims for which indemnification is payable hereunder, the Indemnifying Party will pay the Indemnified Party promptly after (a) the entry of judgment against the Indemnified Party and the expiration of any applicable appeal period, (b) the entry of a non-appealable judgment or final appellate decision against the Indemnified Party or (c) the execution of any settlement agreement referred to in Section 10.1. Notwithstanding the foregoing, expenses of the Indemnified Party for which the Indemnifying Party is responsible shall be reimbursed on a current basis by the Indemnifying Party.

ARTICLE XI.
MISCELLANEOUS

11.1 Termination.

(a) Termination. This Agreement may be terminated, and the purchase and sale of the Units abandoned, at any time prior to the Closing:

(i) by mutual written consent of the Purchaser and the Seller at any time;

(ii) by the Purchaser or the Seller if the Closing shall not have occurred on or before November 30, 2015, except that neither the Purchaser, on the one hand, nor the Seller, on the other hand, may terminate this Agreement if the failure of the Closing to occur is due to the failure of such party to perform in all material respects each of its obligations required to be performed at or prior to the Closing;

(iii) by the Purchaser, if one or more of the conditions set forth in Article VIII is not satisfied or waived in writing by the Purchaser as of the Closing Date;

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(iv) by the Seller, if one or more of the conditions set forth in Article VII is not satisfied or waived in writing by the Seller as of the Closing Date; or

(v) by the Purchaser or the Seller, if there shall be any Law that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any court of competent jurisdiction or other Governmental Entity shall have taken any Action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such Action shall not be subject to appeal or shall have become final and appealable.

(b) Procedure Upon Termination. In the event of termination of this Agreement:

(i) Each party shall redeliver all documents relating to Confidential Information to the party from which they were received or confirm that all such documents and all copies thereof have been destroyed;

(ii) No Confidential Information received by any party with respect to the business or the assets of any other party or such party’s Affiliates shall be disclosed to any third party, unless such disclosure is in accordance with the provisions of Section 6.5 of this Agreement;

(iii) The Earnest Money shall be disbursed pursuant to Section 2.1(d);

(iv) All obligations of the parties hereto under this Agreement shall terminate, except for the obligations under Section 6.5, this Section 11.1(b) and Sections 11.4, 11.9, 11.10 and 11.12, and there shall be no Liability of any party hereto to any other party and each party hereto shall bear its own fees, costs and expenses incurred by it or on its behalf in connection with the negotiation, preparation, execution and performance of this Agreement and no party shall have any further obligation to any other party; provided that termination of this Agreement by the Purchaser or the Sellers pursuant to clause (ii), (iii) or (iv) of Section 11.1(a), respectively, by reason of any breach of this Agreement shall not relieve the defaulting or breaching party (the “Breaching Party”), whether or not it is the terminating party, of Liability for direct damages actually incurred by the other party, not including consequential, incidental and/or special damages, as a result of any breach of this Agreement by the Breaching Party.

11.2 Assignment.

Purchaser may not assign this Agreement to any affiliate or to any unaffiliated third party without the prior written consent of Seller. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

11.3 Notices.

All notices, consents, waivers, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy upon receipt of telephonic or electronic confirmation, provided that a copy is mailed by regular mail, return receipt requested; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent to:

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If to the Company prior to the Closing or to the Seller:

Middle Wilgat LLC

3801 PGA Boulevard, Suite 903

Palm Beach Gardens, Florida 33410

Telephone: (561) 626-4999

Facsimile: (561) 626-4938

ATTN: John Dickinson

with a copy not constituting notice to:

Jennifer Fahey

Bailey & Glasser, LLP

209 Capitol Street

Charleston, West Virginia 25301

Telephone: (304) 345-6555

Facsimile: (304) 342-1110

If to the Company after the Closing or to the Purchaser:

Jet Fuel, LLC, c/o Jet Ohio, LLC

Post Office Box 276

Virgie, Kentucky 41572

Telephone: (606) 639-2300

ATTN: Anthony Newsome

and

Jet Fuel, LLC, c/o Royal Energy Resources, Inc.

56 Broad Street, Suite 2

Charleston, South Carolina 29401

Telephone: (843) 626-4999

Facsimile: (888) 501-1528

ATTN: William L. Tuorto

with a copy not constituting notice to:

David C. Stratton

Stratton Law Firm, P.S.C.

111 Pike Street

Pikeville, Kentucky 41501

Telephone: (606) 437-7800

Facsimile: (606) 437-7569

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and

Robert J. Mottern

Davis Gillett Mottern & Sims LLC

1230 Peachtree Street NE, Suite 2445

Atlanta, Georgia 30309

Telephone: (404) 607-6933

Facsimile: 678-840-2126

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

11.4 Choice of Law; Service of Process; Venue; JURY TRIAL WAIVER.

This Agreement shall be construed and interpreted and the rights of the parties determined in accordance with the internal laws of the State of West Virginia without giving effect to any choice or conflict of law provision or rule (whether of the State of West Virginia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of West Virginia, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern. The Seller and the Company irrevocably consent to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the registered or certified mailing of copies of such process to the Seller at the addresses specified in Section 11.3. The Purchaser consents and agrees that such party may be served with process in the same manner as a notice may be given under Section 11.3. Each of the parties hereto consents and voluntarily submits to personal jurisdiction in the State of West Virginia and in the courts in such state located in Kanawha County and the United States District Court for the Southern District of West Virginia in any proceedings arising out of or relating to this Agreement, and the transactions contemplated hereby and agrees that all claims in respect of any such proceeding may be heard and determined in any such court. Seller and Purchaser agree that any action instituted with respect to this Agreement will be instituted exclusively in the United States District Court for the Southern District of West Virginia or, if such Court does not have jurisdiction to adjudicate such action, in the courts of West Virginia located in Kanawha County. Each party hereto irrevocably and unconditionally waives and agrees not to plead, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue or the convenience of the forum of any action with respect to this Agreement in the United States District Court for the Southern District of West Virginia and the courts of the State of West Virginia located in Kanawha County. Each party agrees that a final judgment, subject to appeal rights, in any proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity. SELLER AND PURCHASER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION INSTITUTED WITH RESPECT TO THIS AGREEMENT TO THE FULLEST EXTENT PERMITTED BY LAW.

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11.5 Effectiveness: Entire Agreement; Amendments and Waivers.

This Agreement shall become effective on the parties hereto when all parties hereto have executed and delivered this Agreement. This Agreement, together with all exhibits and schedules hereto (including, without limitation, the Disclosure Schedule), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties; provided that the forms of agreements and opinions attached hereto as exhibits shall be superseded by the copies of such agreements and opinions executed and delivered by the respective parties thereto, the execution and delivery of such agreements and opinions by the parties thereto to be conclusive evidence of such parties’ approval of any change or modification therein. Except as set forth in the prior sentence, no amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by all of the parties hereto indicating their intention to amend this Agreement. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement will operate as a waiver of any right, power or privilege under this Agreement, and no waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided in such waiver in writing. In addition, no notice to or demand on one party will be deemed a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

11.6 Multiple Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.7 Invalidity.

In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument; provided, that in no event shall Purchaser be required to acquire less than all Equity Securities of the Company.

11.8 Titles; Currency; Schedules.

The titles, captions or headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Unless otherwise specified, all references contained in this Agreement to dollars or “$” will mean United States Dollars. The recital paragraphs or “whereas” clauses appearing at the beginning of this Agreement are incorporated herein by reference and constitute binding terms hereof. Information that is disclosed in any Disclosure Schedule will be deemed to be disclosed for purposes of any other Disclosure Schedule or a different portion of the same Disclosure Schedule to the extent that such information can be reasonably deemed to be a disclosure applicable to such other Disclosure Schedules or parts thereof.

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11.9 Publicity.

No party shall issue any press release or make any public statement regarding the transactions contemplated hereby or consummated hereunder or thereunder, without the prior approval of the other parties, and the parties hereto shall issue a mutually acceptable press release as soon as practicable after the execution and delivery of this Agreement and after the Closing Date. Notwithstanding the preceding sentence, nothing herein shall be deemed to prohibit any party from making any disclosure which its counsel deems reasonably necessary in order to fulfill such party’s disclosure obligations imposed by Law; provided that each such party shall, to the extent reasonably practicable, afford the other parties the opportunity to review and comment on the proposed disclosure in advance of such issuance; provided, further, that in the event that it is not reasonably practicable, such party shall provide the other parties a copy promptly thereafter..

11.10 Fees and Expenses.

(a) The Seller. Subject to the provisions of Article X hereof, the Seller shall pay all of the fees, costs and expenses incurred by the Seller, and the Company incident to or in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, including, without limitation, legal, investment banking and accounting expenses, payments made in connection with obtaining consents, waivers, agreements and Permits, any stock transfer, real property transfer, documentary transfer or other similar taxes and sales, use or other taxes imposed by reason of the sale of the Units and any deficiency, interest or penalty asserted with respect thereto (the “Seller Expenses”).

(b) The Purchaser. Purchaser shall pay all of the fees, costs and expenses incurred by it incident to or in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Loan Agreements and the consummation of the transactions contemplated hereby and thereby.

11.11 Representation of Counsel; Mutual Negotiation.

Each party has been represented by counsel of its choice in negotiating this Agreement. This Agreement shall therefore be deemed to have been negotiated and prepared at the joint request, direction and construction of the parties, at arm’s length, with the advice and participation of counsel, and will be interpreted in accordance with its terms without favor to any party.

11.12 No Third Party Beneficiaries.

This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, except as specifically set forth in Article X hereof.

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11.13 Performance by the Company.

Seller will cause to be performed and hereby guarantee the performance of all actions, agreements and obligations set forth herein to be performed at or prior to the Closing by the Company. Purchaser will cause to be performed and hereby guarantee the performance of all actions, agreements and obligations set forth herein to be performed after Closing by the Company.

11.14 Time of Essence.

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

11.15 Limitation of Damages.

Neither party to this Agreement shall be entitled to recover any consequential, exemplary or punitive damages from the other party hereto.

[Signature pages follow.]

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In Witness Whereof, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

PURCHASER:

JET FUEL, LLC
a Kentucky limited liability company

By:
Name:
Title:

SELLER:

MIDDLE WILGAT LLC
a Delaware limited liability company

By:
Name:
Title:

Exhibit A

Form of Secured Promissory Note

$6,000,000	[ ] __, 2015

FOR VALUE RECEIVED, JET FUEL, LLC, a Kentucky limited liability company (the “Maker”), promises to pay to the order of MIDDLE WILGAT, LLC, a Delaware limited liability company (the “Holder”), at such place as the Holder may from time to time designate in writing to the Maker, in lawful money of the United States of America, or such other method of payment the parties may hereinafter agree to, the principal sum of Six Million Dollars and No Cents ($6,000,000.00), at an interest rate of Nine Percent (9%) per annum (the “Interest Rate”), with interest accruing on the principal balance of this Note payable in monthly payments as specified herein, with a payment of One Million Dollars and No Cents ($1,000,000) due and payable no later than six (6) months from the date of this Note, and all remaining principle and interest payable in full, one year from the date hereof, in arrears, on [              ] __, 2016 (the “Maturity Date”).

This secured promissory note (the “Note”) is being delivered by Maker to Holder in partial consideration for the purchase by Maker of all of the outstanding membership units in GATLING LLC, a West Virginia limited liability company (“Gatling”), GATLING OHIO LLC, a Delaware limited liability company (“Gatling Ohio”) and MEIGS POINT DOCK LLC, a Delaware limited liability company (“Meigs Point Dock”) (together, the “Company”), pursuant to the terms of a certain Unit Purchase Agreement (the “Agreement”), dated of even date herewith, between Maker and Holder. All capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

This Note is being issued pursuant to and in accordance with the terms and conditions of the Agreement, is secured by a certain security agreement (the “Security Agreement”) of even date herewith granted by Maker in certain collateral (as defined therein) (the “Collateral”), is guaranteed by Royal Energy Resources, Inc., a Delaware corporation (“Royal”) pursuant to a Guaranty Agreement of even date herewith, and is subject to and governed by the terms and conditions of the Agreement and the Security Agreement.

Beginning on [                  ], 2015, and continuing on the [   ] day of each month thereafter until this Note is paid in full, a payment of interest accrued on the principal balance outstanding on the Note shall be made to Holder. No later than six (6) months after the date of this Note, a payment of One Million Dollars and No Cents ($1,000,000) shall be made to Holder. No later than the Maturity Date, a payment of all remaining principal and interest due on this Note shall be made to Holder. All payments shall be tendered to Holder at such physical address or pursuant to such bank wire transfer instructions as Holder may direct from time to time. Interest shall accrue only on the amount of principal actually outstanding from time to time. The indebtedness evidenced by this Note may be prepaid in whole only, at any time prior to the Maturity Date, without penalty of any kind or nature whatsoever.

Upon the failure of the Maker to pay, when due, any monthly interest payment required hereunder or to pay the remaining principal balance together with all interest accrued thereon at the Maturity Date, the Holder shall have the option to declare Maker in default of the terms of this Note and the right to declare the amount of the total unpaid principal balance hereafter due and payable if the Maker fails to cure such default within ten (10) days after written notice to Maker of a notice of default and intention to accelerate sent to the Maker by certified or registered mail to the last address of Maker known to the Holder. Upon the occurrence and during the continuance of an event of default under this Note or the Security Agreement, all amounts due under the Note will bear interest at Fifteen Percent (15%) per annum (the “Default Interest Rate”); provided, in no event will the Interest Rate or Default Interest Rate exceed the maximum rate permitted by applicable law.

If from any circumstances whatsoever fulfillment of any provision of this Note at the time performance of such provision shall be due shall involve transcending the limit prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

Presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices are hereby waived by Maker. No failure to accelerate the debt evidenced hereby by reason of default hereunder, or indulgences granted from time to time shall be construed (1) as a novation of this Note or as a restatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of the Holder thereafter to insist upon strict compliance with the terms of this Note, or (2) to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Maker under this Note, either in whole or in part, unless the Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Maker hereby waives and renounces for itself, its heirs, successors and assigns, all rights to the benefits of any statute of limitations, any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement and exemption now provided, or which may hereafter by provided, by the Constitution and laws of the United States of America and of the State of West Virginia, against the enforcement and collection of the obligations evidenced by this Note except as described above.

In the event that this Note is collected by law or through an attorney at law, or under advice therefrom, the Maker agrees to pay all costs of collection, including reasonable attorneys’ fees actually incurred. This Note shall be governed by the laws of the State of West Virginia.

AS A SPECIFICALLY BARGAINED INDUCEMENT FOR THE HOLDER TO EXTEND CREDIT TO MAKER, AND AFTER HAVING THE OPPORTUNITY TO CONSULT COUNSEL, THE MAKER EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATED TO THIS NOTE OR ARISING IN ANY WAY FROM ANY INDEBTEDNESS OR OTHER TRANSACTIONS INVOLVING THE HOLDER AND THE MAKER.

Given under the hand and seal of the undersigned, the date and year indicated above.

DATED this ___ day of [     ] 2015.

MAKER:

JET FUEL, LLC, a Kentucky limited liability company

By:
Name:
Its:

Exhibit B

Form of Security Agreement

THIS SECURITY AGREEMENT (this “Agreement”), made this ___ day of [            ] 2015, by and among JET FUEL, LLC, a Kentucky limited liability company(the “Debtor”), and MIDDLE WILGAT, LLC, a Delaware limited liability company (the “Secured Party”).

WITNESSETH:

WHEREAS, on the date hereof, the Debtor is issuing a Secured Promissory Note in the principal amount of Six Million Dollars And No Cents ($6,000,000.00) (the “Note”); and

WHEREAS, in order to induce the Secured Party to provide to the Debtor the financing evidenced by the Note, the Debtor has agreed to grant to the Secured Party a first priority lien and security interest in the Collateral hereinafter described, in accordance with the terms and conditions of this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions.

(a) All references to the Secured Party and the Debtor herein, or to any other person herein, shall include their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. The words “hereof,” “herein,” “hereunder,” “this Agreement” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(b) In addition to those capitalized terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings wherever used in this Agreement:

“Account Debtors” means any Person who is or may become obligated to any Grantor under, with respect to, or on account of an Account or any Supporting Obligation related thereto.

“Accounts” means any and all accounts (as that term is defined in the UCC) of any Debtor, and includes, without limitation, all obligations of every kind at any time owing to any Debtor, all contract rights under any coal sales contracts, orders or agreements, receivables and any and all rights of any Debtor to payment for goods sold or leased or for services rendered whether due or to become due, whether or not earned by performance and whether now existing or arising in the future, including without limitation, Accounts from affiliates of any Debtor.

“Agreement” means this Security Agreement, as it may be amended or modified from time to time, together with all schedules and exhibits attached hereto.

“Chattel Paper” means any and all chattel paper (as that term is defined in the UCC), whether tangible or electronic, of any Debtor.

“Collateral” means the following described property, whether now owned or hereafter acquired by any Debtor, whether now existing or hereafter arising, and wherever located:

(i) All Accounts, General Intangibles, Documents, Chattel Paper and Instruments of Debtor, now existing or hereafter arising;

(ii) all guarantees of Debtor’s existing and future Accounts, General Intangibles, Chattel Paper and Instruments and all other security held by Debtor for the payment or satisfaction thereof;

(iii) all Equipment owned or hereafter acquired by Debtor;

(iv) all Intercompany Claims now existing or hereafter arising;

(v) any and all now owned or hereafter acquired or arising Deposit Accounts, Commodities Accounts, Investment Related Property, Letter of Credit Rights, Goods (as that term is defined in the UCC), Commercial Tort Claims and Supporting Obligations;

(vi) all books and records of Debtor (including, without limitation, computer records, tapes, disks and programs, and all other media, written, electronic, magnetic or otherwise, containing such records) which relate to the Debtor’s Equipment, Accounts, Deposit Accounts, Commodities Accounts, Investment Related Property, Letter of Credit Rights, Goods, Supporting Obligations, General Intangibles, Chattel Paper and Instruments or guarantees thereof;

(vii) all insurance on all of the foregoing and all proceeds of that insurance; and

(viii) all cash and non-cash proceeds and products of all of the foregoing and the proceeds and products of other proceeds and products.

“Commercial Tort Claims” means all commercial tort claims as defined in the UCC, including, without limitation, all commercial tort claims listed on the Schedule I attached hereto (as such schedule may be amended or supplemented from time to time).

“Commodities Accounts” means all commodity accounts of the Debtor as defined in Article 9 of the UCC, and shall include, without limitation, all of the accounts listed on the Schedule I attached hereto (as such schedule may be amended or supplemented from time to time).

“Commodity Contracts” means all commodity contracts of Debtor as defined in Article 9 of the UCC.

“Deposit Accounts” means deposit accounts (as that term is defined in the UCC) of the Debtor, including without limitation, any and all moneys, sums and amounts now or hereafter on deposit with any banking institution or otherwise to the credit of or belonging to the Debtor, including, without limitation, all of the accounts listed on the Schedule I attached hereto (as such schedule may be amended or supplemented from time to time).

“Documents” means any and all documents (as that term is defined in the UCC) of any Debtor.

“Equipment” means and any and all equipment (as that term is defined in the UCC) of any Debtor and hall include, without limitation, all equipment, machinery, appliances, tools, motor vehicles, furniture, furnishings, floor samples, office equipment and supplies, and tangible personal property, whether or not the same are or may become fixtures, used or bought for use primarily in the business of the Debtor or leased by the Debtor to or from others, of every nature, presently existing or hereafter acquired or created, wherever located, additions, accessories and improvements thereto and substitutions therefor and all parts which may be attached to or which are necessary for the operation and use of such personal property or fixtures, whether or not the same shall be deemed to be affixed to real property, all manufacturer’s warranties therefor, all parts and tools therefor, and all rights under or arising out of present or future contracts relating to the foregoing. All equipment is and shall remain personal property irrespective of its use or manner of attachment to real property.

“Event of Default” shall have the meaning ascribed thereto in the Note.

“General Intangibles” means all general intangibles (as that term is defined in the UCC) of any Debtor (including, without limitation, all payment intangibles (as that term is defined in the UCC), and software, company records (paper and electronic), correspondence, credit files, records and other documents, computer programs, computer software, computer tapes and cards and other paper and documents in the possession or control of the Debtor or in the possession or control of any affiliate or computer service bureau, and all contract rights under any coal sales contracts, orders or agreements, claims, choses in action, bank balances, judgments, rights as lessee under any and all leases of personal property, rights and/or claims to tax refunds and other claims and rights to monies or property, warranties, patents, patent applications, trademarks, trade names, trade secrets, formulas, licensing agreements, royalty payments, copyrights, service names, customer lists, service marks, logos, goodwill, intellectual property and deposit accounts, and all other general intangibles of every kind, type or description).

“Instruments” means all instruments (as that term is defined in the UCC) of any Debtor, including without limitation, checks, notes, certificated certificates of deposit, investment securities, negotiable instruments and writings evidencing a right to the payment of money of a type transferred in the ordinary course of business by delivery with any necessary instrument or assignment.

“Investment Accounts” means all the Securities Accounts, Commodities Accounts and Deposit Accounts of any Debtor.

“Investment Related Property” means (i) any and all investment property (as that term is defined in the UCC) of the Debtor, including without limitation, any and all securities, whether certificated or uncertificated, Security Entitlements, Security Accounts, Commodity Contracts and Commodities Accounts and (ii) all of the following (regardless of whether classified as investment property under the UCC): all (w) Pledged Equity Interests, (x) Pledged Debt, (y) the Investment Accounts and (z) certificates of deposit.

“Intercompany Claims” means any and all rights of a Debtor in respect of loans, advances or other claims owed to the Debtor by any of its affiliates.

“Holder” shall mean Middle Wilgat, LLC, it successors or assigns.

“Obligations” shall mean the collective reference to all principal, interest, royalties, collection costs, expenses and other amounts owing or payable from time to time under the Note and/or this Agreement, the Deed of Trust or the Mortgage, whether arising before or after the commencement of any bankruptcy or insolvency case with respect to the Debtor (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case).

“Person” or “person” shall mean any individual, sole proprietorship, partnership, limited partnership, limited liability company, corporation, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

“Pledged Debt” means all indebtedness for borrowed money owed to the Debtor, whether or not evidenced by any instrument or promissory note, including, without limitation, all indebtedness described on the Schedule I attached hereto (as such schedule may be amended or supplemented from time to time), all monetary obligations owing to the Debtor from any affiliate of a Debtor (including Intercompany Claims), the instruments evidencing any of the foregoing, and all interest, cash, instruments, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” means all shares of and interests in capital securities owned by the Debtor, including without limitation, all shares of and interests in capital securities described on the Schedule I attached hereto (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of the Debtor in the entries on the books of the issuer of such shares or interests or on the books of any securities intermediary pertaining to such shares or interests, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Representation Date” shall mean each of (i) the Closing Date and (ii) each Reporting Date. As used in this definition, “Reporting Date” shall mean the date of delivery of any amendment or supplement to the Schedules hereto in accordance with the terms of this Agreement, which delivery shall occur not less frequently than each fiscal quarter and shall occur promptly following the end of each fiscal quarter, and in any event within 40 days following the end of each fiscal quarter and 75 days following the end of each fiscal year.

“Securities Accounts” means all securities accounts as defined in Article 8 of the UCC and shall include, without limitation, all of the accounts listed on the Schedule I attached hereto (as such schedule may be amended or supplemented from time to time).

“Security Entitlement” means any security entitlement of Debtor as defined in Article 8 of the UCC.

“Security Interests” shall mean the liens and security interests granted by the Debtor to the Secured Party, and all rights and remedies in respect thereof, pursuant to this Agreement.

“Supporting Obligations” means any and all supporting obligations (as that term is defined in the UCC).

“UCC” means the Uniform Commercial Code as in effect in the State of West Virginia or, when the context relates to perfection or priority of a security interest, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

(c) All capitalized terms not otherwise defined herein shall have the meaning given to those terms in the Unit Purchase Agreement dated [ ], 2015 entered into by Debtor and the Secured Party.

2. The Security Interests. In order to secure the due and punctual payment and performance of all Obligations from time to time, the Debtor hereby grants to the Secured Party a continuing lien and security interest in, and hereby assigns to the Secured Party as collateral security, the Collateral of the Debtor, whether now owned or hereafter acquired or existing, and wherever located, and all products and proceeds of the Collateral, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

3. Filing; Further Assurances. The Debtor will, at its expense, execute, deliver, file and record (in such manner and form as the Secured Party shall require), or permit the Secured Party to file and record, (a) all financing statements, (b) all carbon, photographic or other reproductions of financing statements or this Agreement (which shall be sufficient as a financing statement hereunder), (c) all endorsements to title to any vehicles or other Collateral as may be required in order to perfect the Security Interests therein, and (d) all specific assignments or other papers that may be necessary or desirable, or that the Secured Party may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral. The Debtor hereby appoints the Secured Party as the Debtor’s attorney-in-fact to execute and file, in the name and on behalf of the Debtor, such additional financing statements and other assignments and documents as the Secured Party may request. In addition, in the event and to the extent that any of the Collateral consists of or is represented by instruments or other evidences of ownership such as would require physical possession of same in order to perfect the Security Interests therein under applicable law, the Debtor will promptly, at its expense, deliver same to the Secured Party, with any necessary endorsements thereon.

4. Representations and Warranties of the Debtor. The Debtor hereby represents and warrants to and for the benefit of the Secured Party, as of the Representation Date, as follows:

(a) That the Debtor is the valid and lawful owner of all of the Collateral, free from any and all adverse liens, security interests or encumbrances.

(b) That the Debtor has full right, power and authority to grant to the Secured Party the Security Interests pursuant to the terms of this Agreement, and that the Security Interests do not conflict with any rights of any other persons or any commitments of the Debtor to any other persons.

(c) That no financing statement or other evidence of liens covering any of the Collateral is on file in any public office, other than financing statements and other filings filed pursuant to this Agreement.

(d) That the Collateral is situated only at the collateral locations listed in Schedule II hereto (the “Collateral Locations”).

(e) Schedule I hereto (as such schedule may be amended or supplemented from time to time) sets forth all of the Pledged Debt owned by the Debtor and all of such Pledged Debt has been fully authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding intercompany indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to the Debtor.

(f) Schedule I hereto (as such schedule may be amended or supplemented from time to time) sets forth all of the Securities Accounts and Commodities Accounts in which the Debtor has an interest. The Debtor is the sole entitlement holder of each such Securities Account and Commodities Account, and the Debtor has not consented to, and is not otherwise aware of, any Person (other than the Secured Party pursuant hereto) having “control” (within the meaning of Sections 8-106 and 9-106 of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto.

(g) Schedule I hereto (as such schedule may be amended or supplemented from time to time) sets forth all of the Deposit Accounts in which the Debtor has an interest and the Debtor is the sole account holder of each such Deposit Account and the Debtor has not consented to, and is not otherwise aware of, any Person having sole dominion and control (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein.

(h) Schedule I (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims of the Debtor.

(i) Schedule III (as such schedule may be amended or supplemented from time to time) lists all letters of credit to which the Debtor has rights.

5. Covenants of the Debtor. The Debtor hereby covenants and agrees as follows:

(a) That the Debtor will defend the Collateral and the Security Interests against all claims and demands of all Persons at any time claiming any adverse interest therein or thereagainst.

(b) That the Debtor will give written notice thereof to the Secured Party at least thirty (30) days prior to (i) any change in the location of the principal office of the Debtor or the office where the Debtor maintains its books and records pertaining to any Collateral, and (ii) any change or movement in location of any Collateral from the Collateral Locations.

(c) That the Debtor will promptly pay any and all taxes, assessments and governmental charges upon the Collateral prior to the date that penalties may attach thereto or same become a lien on any of the Collateral, except to the extent that such taxes, assessments and charges shall be contested by the Debtor in good faith and through appropriate proceedings.

(d) That the Debtor will immediately notify the Secured Party of any event causing a material loss or diminution in the value of the Collateral, and the amount (or the Debtor’s best estimate of the amount) of such loss or diminution.

(e) That the Debtor will at all times have and maintain insurance (i) with respect to all insurable Collateral in amounts and of types as are customarily maintained by other companies of comparable size and type of business, each of which insurance policies shall name the Secured Party as a loss payee as its interests may appear, and (ii) with respect to the conduct and operation of the Debtor’s business, against such liabilities and in such amounts as are customarily maintained by businesses of similar size, scope and location, each of which insurance policies shall name the Secured Party as an additional insured. All policies of insurance shall provide for a minimum of thirty (30) days’ written notice to the Secured Party prior to any cancellation, modification or non-renewal thereof. The Debtor shall, on the date hereof and from time to time upon request hereafter, furnish the Secured Party with certificates or other evidence satisfactory to the Secured Party of compliance with the foregoing insurance provisions.

(f) That the Debtor will keep all of the Collateral free from any and all adverse liens, security interests or encumbrances and in good order and repair, reasonable wear and tear excepted, and will not waste or destroy the Collateral or any part thereof.

(g) That the Debtor will not operate or use any of the Collateral in violation of any applicable law.

(h) That if any of the Equipment Collateral or any records concerning the Collateral are at any time to be located on premises leased by the Debtor or on premises owned by the Debtor subject to a mortgage or other lien, the Debtor shall so notify the Secured Party and shall if reasonably requested by the Secured Party obtain and deliver or cause to be delivered to the Secured Party an agreement, in form and substance satisfactory to the Secured Party, waiving the landlord’s or mortgagee’s or lienholder’s right to enforce any claim against the Debtor for monies due under the landlord’s lien, mortgage or other lien by levy or distraint or other similar proceeding against the Equipment Collateral or records concerning the Collateral and assuring the Secured Party’s ability to have access to the Equipment Collateral and records concerning the Collateral in order to exercise its right hereunder to take possession thereof.

(i) That the Debtor shall not take or permit any action which could materially impair the Secured Part’s rights in the Collateral, subject to the Debtor’s right to dispose of rights in the Collateral to the extent permitted hereunder or under the Loan Agreement, or the to grant Permitted Liens and Permitted Encumbrances.

(j) In the event the Debtor acquires rights in any Investment Related Property, Commercial Tort Claims or Letter of Credit Rights after the date of this Agreement, it shall deliver to the Secured Party a completed Pledge Supplement, substantially in the form of Annex A attached hereto, together with all supplements and schedules thereto, reflecting such new Investment Related Property, Commercial Tort Claims, Letters of Credit Rights and all other Investment Related Property, Commercial Tort Claims, Letter of Credit Rights; provided, however, that the Debtor shall only be required to provide an updated Pledge Supplement with respect to Pledged Debt acquired during any fiscal quarter on or before the Reporting Date immediately following the end of such fiscal quarter. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Secured Party shall attach to all Investment Related Property, Commercial Tort Claims, and Letter of Credit Rights immediately upon the Debtor’s acquisition of rights therein and shall not be affected by the failure of the Debtor to deliver a supplement to Schedule I as required hereby.

6. Records Relating to Collateral. The Debtor will keep and maintain complete and accurate records concerning the Collateral at its principal executive office. The Debtor will (a) faithfully hold and preserve such records and chattel paper, (b) permit representatives of the Secured Party, at any time during normal business hours, upon reasonable notice, and without undue material disruption of the Debtor’s business, to examine and inspect the Collateral and to make copies and abstracts of such records and chattel paper, and (c) furnish to the Secured Party such information and reports regarding the Collateral as the Secured Party may from time to time reasonably request.

7. General Authority.

(a) In the event that the Secured Party shall at any time be required to take action to defend the Security Interests, or the Debtor shall fail to satisfy its obligations under Section 5(c) or 5(e) hereof, then the Secured Party shall have the right, but shall not be obligated, to take such steps and make such payments as may be required in order to effect compliance, and the Secured Party shall have the right either to demand and receive immediate reimbursement from the Debtor for all costs and expenses incurred by the Secured Party in connection therewith, and/or to add such costs and expenses to the Obligations.

(b) The Debtor hereby irrevocably appoints the Secured Party the true and lawful attorney for the Debtor, with full power of substitution, in the name of the Debtor, the Secured Party or otherwise, for the sole use and benefit of the Secured Party, but at the Debtor’s expense, to the extent permitted by law to exercise, at any time and from time to time during the continuance of an Event of Default, any or all of the following powers with respect to any or all of the Collateral (which powers shall be in addition and supplemental to any powers, rights and remedies of the Secured Party described herein):

(i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof; and

(ii) to receive, take, endorse, assign and deliver any and all checks, notes, drafts, documents and other negotiable and non-negotiable instruments and chattel paper taken or received by the Secured Party in connection therewith; and

(iii) to settle, compromise, discharge, extend, compound, prosecute or defend any action or proceeding with respect thereto; and

(iv) to sell, transfer, assign or otherwise deal in or with same, or the proceeds or avails thereof, as fully and effectually as if the Secured Party were the absolute owner thereof; and

(v) to notify Account Debtors and/or obligors under Pledged Debt and indicate on all billings that payments thereon are to be made to the Secured Party; and

(vi) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; and

(vii) to discharge any taxes, liens, security interests or other encumbrances at any time placed thereon.

Anything hereinabove contained to the contrary notwithstanding, the Secured Party shall give the Debtor not less than ten (10) days’ prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market.

8. Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing under this Agreement, the Note, the Deed of Trust or the Mortgage, then the Secured Party may exercise all of the rights and remedies of a secured party under applicable law, and, in addition, the Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (a) apply the cash, if any, then held by it as Collateral in the manner specified in Section 10 hereof, and (b) if there shall be no such cash or if such cash shall be insufficient to pay all of the Obligations in full, sell the Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Secured Party may deem satisfactory. The Secured Party may require the Debtor to assemble all or any part of the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to the Debtor and the Secured Party. The Secured Party has no obligation to repair, clean up or otherwise prepare the Collateral for sale. Any holder of an Obligation may be the purchaser of any or all of the Collateral so sold and thereafter hold same, absolutely free from any right or claim of whatsoever kind. Upon any such sale, the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of the Debtor. To the extent permitted by law, the Debtor hereby specifically waives all rights of redemption, stay or appraisal, and all rights, if any, of marshalling the Collateral and any other security for the Obligations, which it has or may have under any rule of law or statute now existing or hereafter adopted. If required to do so by applicable law, the Secured Party shall give the Debtor not less than ten (10) days’ prior written notice of its intention to make any such public or private sale or sales at a broker’s board or on a securities exchange. Such notice, in case of a public sale, shall state the time and place fixed for such sale, and in case of sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof being sold, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale. At any such sale, the Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine. The Secured Party shall not be obligated to make such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be adjourned. Without precluding any other methods of sale, the sale of the Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of banks disposing of similar property but in any event the Secured Party may sell on such terms as the Secured Party may choose, without assuming any credit risk and without any obligation to advertise or give notice of any kind. If the Secured Party sells any of the Collateral on credit, the Debtor will be credited only with payments actually made by the purchaser, received by the Secured Party and applied to the indebtedness of the purchaser. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. In the event the Secured Party purchases any of the Collateral being sold, the Secured Party may pay for the Collateral by crediting some or all of the Obligations of the Debtor. The Secured Party shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall the Secured Party be under any obligation to take any action whatsoever with regard thereto. The Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them and the Secured Party may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting the Secured party’s rights against the Debtor. The Debtor waives any right it may have to require the Secured Party to pursue any third Person for any of the Obligations. The Secured Party may sell the Collateral without giving any warranties to the Collateral and may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

9. Right of Secured Party to Use and Operate Collateral. Upon the occurrence and during the continuance of any Event of Default, to the extent permitted by law, the Secured Party shall have the right and power, with or without legal process, to enter upon any or all of the premises where the Collateral is located and/or any other location at which any Collateral may be maintained, to take possession of all or any part of the Collateral, and to exclude the Debtor and all persons claiming under the Debtor wholly or partly therefrom, and thereafter to sell same in accordance herewith and/or hold, store, and/or use, operate, manage and control the same. Upon any such taking of possession, the Secured Party may, from time to time, at the expense of the Debtor, make all such repairs, replacements, alterations, additions and improvements to the Collateral as the Secured Party may deem proper. The Secured Party shall further have the right to manage and control the Collateral, and to carry on the business and to exercise all rights and powers of the Debtor in respect thereof as the Secured Party shall deem proper, including the right to enter into any and all such agreements with respect to the leasing and/or operation of the Collateral or any part thereof, and/or the sale of Collateral, as the Secured Party may see fit; and the Secured Party shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Secured Party may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Secured Party may be required or authorized to make under any provision of this Agreement (including legal costs and reasonable attorneys’ fees). The remainder of such rents, issues, profits, fees, revenues and other income shall be applied in accordance with Section 10 below, and, unless otherwise provided or required by law or by a court of competent jurisdiction, any surplus shall be paid over to the Debtor. The Debtor shall, upon request of the Secured Party, cooperate with the Secured Party in all lawful respects in connection with any exercise by the Secured Party of its rights hereunder. Anything elsewhere contained in this Agreement to the contrary notwithstanding, no use or operation of any of the Collateral, or the conduct of any business associated with any of the Collateral, shall constitute an assumption by the Secured Party of any liabilities or obligations relating to such Collateral or the conduct of such business, and the Secured Party hereby disclaims any responsibility for or in respect of any such liabilities and obligations.

10. Application of Collateral and Proceeds. The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priorities:

(a) first, to pay the expenses of such sale or other realization, and all expenses, liabilities and advances incurred or made by or on behalf of the Secured Party in connection therewith, and any other unreimbursed expenses for which the Secured Party is to be reimbursed pursuant to Section 11 hereof;

(b) second, to the payment of the Obligations to the Holder thereof, ratably in proportion to the respective amounts of Obligations held by such Holder; and

(c) finally, to pay to the Debtor, or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

11. Expenses; Secured Party’s Lien. The Debtor will, forthwith upon demand, pay to the Secured Party:

(a) the amount of any taxes or other charges which the Secured Party may have been required to pay by reason of the Security Interests (including any applicable transfer taxes) or to free any of the Collateral from any lien thereon; and

(b) the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any agents not regularly in its employ, which the Secured Party may incur in connection with (i) the operation, collection, sale or other disposition of any of the Collateral, (ii) the exercise by the Secured Party of any of the powers conferred upon it hereunder, and/or (iii) any default on the Debtor’s part hereunder.

12. Continuing Security Interest. Any and all of the Secured Party’s rights with respect to the security interests hereunder shall continue unimpaired, and the Debtor shall be and remain obligated in accordance with the terms hereof, notwithstanding the release or substitution of any of the Collateral at any time or of any rights or interests therein, or any delay, extension of time, renewal, compromise, or other indulgence granted by the Secured Party in reference to any of the Obligations, or any promissory note, draft, bill of exchange or other instrument or document given in connection therewith, the Debtor hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if the Debtor had expressly agreed thereto in advance.

13. Termination of Security Interests; Release of Collateral. Upon the indefeasible payment in full of all Obligations, the Security Interests shall terminate and all rights in the Collateral shall revert to the Debtor. Upon any such termination of the Security Interests or release of Collateral, the Secured Party will, at the Debtor’s expense, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

14. Notices. All notices, demands and other communications hereunder shall be given or made to the subject party at its address first set forth above, or at such other address and/or telecopier number as the addressee may hereafter specify for the purpose by means of written notice to the other party hereto. Such notices and other communications will be effectively given only if and when given in writing and personally delivered, when sent by facsimile transmission to a party’s designated facsimile number, one (1) day after being sent by Federal Express, DHL or other recognized overnight courier service with all charges prepaid or billed to the account of the sender, or three (3) days after being mailed by first class mail with all postage prepaid.

15. Waivers; Non-Exclusive Remedies. No failure on the part of the Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right, power or remedy under this Agreement preclude any exercise of any other right, power or remedy. The remedies in this Agreement are cumulative and are not exclusive of any other remedies provided by law, in equity or otherwise.

16. Changes in Writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

17. Governing Law; Waiver of Jury Trial.

(a) This Agreement shall (irrespective of where it is executed, delivered and/or performed) be governed by and construed in accordance with the laws of the state of West Virginia (without giving effect to principles of conflicts of law), except as otherwise required by mandatory, non-waivable provisions of law and except to the extent that remedies provided by the laws of any other jurisdiction are governed by the laws of such jurisdiction.

(b) THE DEBTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING UNDER OR RELATING TO THIS AGREEMENT, AND CONSENTS THAT THE SECURED PARTY MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE DEBTOR WITH RESPECT TO JURISDICTION AND THE WAIVER OF THE RIGHT TO TRIAL BY JURY.

18. Severability. If any provision hereof is held invalid or unenforceable in any jurisdiction, such provision shall (for purposes of enforcement in such jurisdiction only) be reduced in scope and effect to the extent necessary to render same enforceable, and the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party.

19. Headings. The captions and Section headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning or interpretation of any provision hereof.

20. Assignment. This Agreement may not be assigned by the Debtor without the Secured Party’s prior written consent, but shall otherwise be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature pages follow.]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

DEBTOR:

JET FUEL, LLC
a Kentucky limited liability company

By:
Name:
Title:

SECURED PARTY:
MIDDLE WILGAT LLC

a Delaware limited liability company

By:
Name:
Title:

SCHEDULE I

Pledged Investment Property,

Commercial Tort Claims; Letter of Credit Rights

SCHEDULE II

Collateral Locations

ANNEX A

TO SECURITY AGREEMENT

FORM OF PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated ___________________, is delivered by JET FUEL, LLC, a limited liability company organized under the laws of the State of Kentucky (the “Debtor”), pursuant to the Security Agreement, dated as of November [ ], 2015 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), between Jet Fuel, LLC and Middle Wilgat LLC. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Debtor represents and warrants that the attached Supplement to Schedule I (the “Supplement”) accurately and completely sets forth all information required pursuant to the Security Agreement. Debtor hereby (a) agrees that such Supplement shall constitute part of Schedule I to the Security Agreement and (b) confirms the grant to the Secured Party set forth in the Security Agreement of, and does hereby grant to the Secured Party a security interest in all of Debtor’s right, title and interest in, to and under all Collateral to Secure the Obligations.

IN WITNESS WHEREOF, Debtor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of _______________________.

JET FUEL, LLC

By:

Its:

Exhibit C

Form of Guaranty Agreement

This Guaranty Agreement (“Guaranty”), dated as of [              ] ___, 2015, is by Royal Energy Resources, Inc., a Delaware corporation (“Guarantor”), for the benefit of Middle Wilgat, LLC, a Delaware limited liability company (“Lender”).

RECITALS

A. The Guarantor is a member of Jet Fuel, LLC, a Kentucky limited liability company (“Company”).

B. Lender has agreed to make a loan of Six Million Dollars and No Cents ($6,000,000) to the Company (the “Loan”) pursuant to the terms of a Security Agreement of even date herewith (the “Security Agreement”) and a Secured Promissory Note executed by Company in favor of the Lender of even date herewith (the “Note”) The Security Agreement and the Promissory Note are collectively referred to herein as the “Transaction Documents”.

C. Lender has required, as a condition precedent to making the Loan to the Company, that Guarantor execute and deliver this Guaranty to Lender. Since Guarantor will receive substantial financial benefits as a result of the Loan, Guarantor is willing to execute and deliver this Guaranty to induce Lender to make such Loan to the Company.

AGREEMENTS

NOW, THEREFORE, in order to induce Lender to provide enter into the Loan Agreement and make the Loan to the Company, Guarantor hereby covenants and agrees as follows:

The above stated Recitals are an integral part of this Guaranty Agreement and are hereby incorporated in their entirety herein by reference.

1. DEFINITIONS AND GENERAL RULES OF CONSTRUCTION

1.1.1. Definitions. In this Guaranty, any terms which are capitalized and not defined herein shall have the meaning ascribed to them in the Loan Agreement or the Note.

1.1.2. Tense; Gender; Section Headings. In this Guaranty, the singular includes the plural and vice versa. Each reference to any gender also applies to any other gender. The section headings are for convenience only and are not part of this Guaranty.

2. GUARANTY

2.1. Guaranty of Collection. The Guarantor guarantees to the Lender full and prompt collection of all monies payable by Company to Lender under the Transaction Documents (the “Guaranteed Obligations”). This Guaranty is limited and conditional in that it is a guaranty of collection only and the Guarantor is obligated to make payments hereunder only after the Lender has reduced its claims with respect to the Loan to judgment and execution has been returned unsatisfied, or after the Company has become insolvent, or after it has become otherwise apparent after reasonable due diligence that is useless for the Lender to proceed against the Company. Furthermore, to the extent the Loan is secured by any property of the Company, the Guarantor is not obligated to make payments hereunder unless and until there remains a balance outstanding under the Loan after all such collateral has been liquidated and the net proceeds applied to the Loan. This Guaranty is a continuing guaranty which shall remain in full force and effect until the Loan has been satisfied in full. Guarantor shall not be released from any obligations to Lender under this Guaranty as long as any amount payable by Company to Lender under the Transaction Documents has not been satisfied, settled or paid in full.

2.2. Form of Payment. All payments under this Guaranty shall be made to Lender in immediately available funds, without reduction by any recoupment, set-off, counterclaim or cross-claim against Lender.

2.3. Subrogation. Until the Guaranteed Obligations have been paid in full, the Guarantor irrevocably waives, relinquishes and renounces any right of subrogation, contribution, indemnity, reimbursement or any claim whatsoever which the Guarantor may have against the Company. The Guarantor will not assert any such claim against the Company in any proceeding, legal or equitable, including any bankruptcy, insolvency or reorganization proceeding, before the Lender has been paid in full for the Guaranteed Obligations. This provision will inure to the benefit of and will be enforceable by the Lender, the Company , and their successors and assigns, including any trustee in bankruptcy or debtor-in-possession. This provision will not prevent the Guarantor from asserting a claim against the Company once the Guaranteed Obligations have been paid in full to the Lender. Once the Guaranteed Obligations have been paid in full, if the Guarantor has made any payment to Lender under this Guaranty, then the Lender will assign to the Guarantor, to the extent of such payment, the Lender’s interest in the Transaction Documents and any judgments against the Company.

2.4. Enforcement Expenses. In the event that this Guaranty is collected by law or through an attorney at law, or under advice therefrom, the Guarantor agrees to pay all costs of collection of the Lender, including reasonable attorneys’ fees actually incurred.

2.5 Waivers. Except as otherwise expressly set forth in this Guaranty, the Guarantor unconditionally and irrevocably waives each and every defense which, under principles of guarantee and suretyship law, would otherwise operate to impair or diminish Guarantor’s liability in respect of the Guaranteed Obligations; and nothing whatsoever except actual full payment of the Guaranteed Obligations shall operate to discharge the Guarantor’s liability hereunder. The Guarantor hereby unconditionally waives (i) notice of acceptance of this Guaranty, (ii) all presentments and protests, and (iii) notice of dishonor.

2.6 Obligations Absolute. Except as otherwise expressly set forth in this Guaranty, the Guarantor’s obligations are in all respects absolute and unconditional, and will not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any modification, discharge, renewal or extension of the Guaranteed Obligations or the Note, or any amendment, modification or stay of the Lender’s rights under the Transaction Documents which may occur in any bankruptcy or reorganization case or proceeding concerning the Company, whether permanent or temporary and whether or not assented to by the Lender, (ii) any notice of withdrawal of this Guaranty, at any time and from time to time, before, at or after the Maturity Date of the Note, (iii) any substitution or exchange, in whole or in part, of any collateral or any security held in connection with the Note, (iv) any furnishing of additional collateral for the Note, (v) any determination that any collateral has been impaired or that any security interest taken by the Lender to secure the Note is invalid or unperfected, (vi) any determination that any signatures on behalf of the Company on the Transaction Documents re not genuine or that the Transaction Documents are not legal, valid and binding obligations of the Company, or (vii) any defenses which the Company may have as to any of the Guaranteed Obligations.

3. REPRESENTATIONS AND WARRANTIES

3.1. Representations and Warranties. Guarantor herby represents and warrants to Lender as follows:

i) Organization and Authorization. Guarantor has the power and authority to consummate the transactions contemplated hereby, and has the power and authority to execute, deliver, and perform on, this Guaranty.

ii) No Breach of Other Agreements. The consummation of the transactions contemplated by this Guaranty and the performance of this Guaranty will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan or credit agreement, or any other instrument or agreement to which Guarantor is a party or by which Guarantor may be bound or affected.

iii) Condition of Company. Guarantor is fully aware of the financial condition of the Company and is executing and delivering this Guaranty based solely upon Guarantor’s own independent investigation of all matters pertinent hereto and is not relying in any manner upon any representation or statement made by Lender. Guarantor hereby represents and warrants that Guarantor is in a position to obtain, and Guarantor hereby assumes full responsibility for obtaining, any additional information concerning the Company’s financial condition and any other matters pertinent to Guarantor’s decision to execute and deliver this Guaranty as Guarantor may desire, and Guarantor is not relying upon or expecting Lender to furnish to Guarantor any information now or hereafter in Lender’s possession concerning the same or any other matter whatsoever. By executing this Guaranty, Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks Guarantor acknowledges.

3.2. Continuing Nature of Representations and Warranties. Unless Lender is notified to the contrary in writing, the representations and warranties made by Guarantor in Section 3.1 shall remain true and accurate in all respects until all Guaranteed Obligations have been paid and satisfied in full.

4. MISCELLANEOUS

4.1. Notices. Any communication to be made hereunder shall: (a) be made in writing, but unless otherwise stated, may be made by facsimile transmission or electronic mail, all with electronic confirmation, or letter, and (b) any notice, demand or document which any party is required or may desire to give or deliver to the other party shall be in writing and may be personally delivered or sent by mail, postage prepaid [either by (i) United States registered or certified mail, return receipt required, or (ii) nationally recognized overnight courier or delivery service], addressed to the party’s address first stated above in this Guaranty. Any notice, demand, or document so given, shall be deemed to have been given, delivered or made, (i) when delivered if delivered in person, or by a delivery service, or by overnight mail or courier service, (ii) when sent if sent by facsimile or electronic mail with electronic confirmation, or (iii) three (3) days after it is deposited in the U.S. mail if sent registered or certified mail with return receipt requested. Any party may change its address for purposes of this paragraph by giving the other party written notice of such change of address via certified mail, return receipt requested.

4.2. No Waiver. No delay in the exercise of, or failure to exercise, any right, remedy, or power accruing upon any default or failure of Guarantor in the performance of any obligation under this Guaranty shall impair any such right, remedy, or power or shall be construed to be a waiver thereof, but any such right, remedy, or power may be exercised from time to time and as often as may be deemed by Lender expedient. Lender need not give notice to Guarantor in order to entitle Lender to exercise any right, remedy, or power reserved to Lender in this Guaranty. If Guarantor defaults in the performance of any obligation under this Guaranty, and the default is waived by Lender, the waiver shall be limited to the particular default so waived. No waiver, amendment, release, or modification of this Guaranty shall be established by conduct, custom, or course of dealing.

4.3. Severability. If any term of this Guaranty or any obligation under this Guaranty is held to be invalid, illegal, or unenforceable, the remainder of this Guaranty and any other application of such term shall not be affected thereby.

4.4. Modifications. This Guaranty may not be terminated, amended, supplemented, waived, released, or modified orally, but may be terminated, amended, supplemented, waived, released, or modified only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver, release, or modification is sought.

4.5. Choice of Law. This Guaranty shall be deemed to be made in, and governed by, construed and enforced in accordance with the laws of, the State of Delaware (without regard to principles of conflicts of laws), and shall be construed in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed therein.

4.6. Binding Effect. All covenants and agreements of Guarantor set forth in this Guaranty shall bind Guarantor’s heirs, personal representatives, successors, and assigns and shall inure to the benefit of, and be enforceable by, Lender and its successors and assigns, including without limitation any holder of any or all of the Transaction Documents.

4.7 Successors and Assigns. The Guarantor agrees that this Guaranty shall inure to the benefit of, and be enforced by, Lender and any subsequent holders of the Loan and shall be binding upon and enforceable against the Guarantor and its legal representatives, successors and/or assigns.

4.8. Time of Essence. Time is of the essence of this Guaranty.

5. CONSENTS AND WAIVERS

5.1 Consent to Jurisdiction and Venue. Each party hereby consents to the exclusive jurisdiction and venue of the United States District Court for the Southern District of West Virginia, Charleston Division, or, if such Court does not have jurisdiction to adjudicate such action, in the state courts of West Virginia situated in Charleston, Kanawha County. Guarantor hereby agrees that any controversy arising under or in relation to this Guaranty or any of the other Transaction Documents shall be litigated exclusively in the United States District Court for the Southern District of West Virginia, Charleston Division, or in West Virginia state courts of competent jurisdiction sitting in Charleston, West Virginia, including without limitation those controversies relating to the execution, interpretation, breach, enforcement or compliance with this Guaranty or any other issue arising under, related to, or in connection with any of the Transaction Documents. Guarantor irrevocably consent to service, jurisdiction, and venue of such courts for any litigation arising from this Guaranty or any other Transaction Document, and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

5.2 Jury Trial Waiver. Guarantor hereby waives trial by jury in any action or proceeding to which Guarantor may be a party, arising out of or in any way pertaining to this Guaranty or any of the other Transaction Documents. It is agreed and understood that this waiver constitutes a waiver of trial by jury of all claims against all parties to such actions or proceedings, including claims against parties who are not parties to this Guaranty. This waiver is knowingly, willingly and voluntarily made by Guarantor, and Guarantor hereby represents that no representations of fact or opinion have been made by any individual to induce this waiver of trial by jury or to in any way modify or nullify its effect. Guarantor further represents that it has been represented in the signing of this Guaranty and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel.

IN WITNESS WHEREOF, Guarantor has signed and delivered this Guaranty as of the day and year first written above.

GUARANTOR:

ROYAL ENERGY RESOURCES, INC., Delaware corporation

By:	William L. Tuorto

Its:	Chief Executive Officer